Exhibit 10.19

MEMORANDUM OF LEASE

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, the undersigned authority, personally came and appeared the LAFAYETTE AIRPORT COMMISSION, a body politic, represented herein by its duly authorized Chairman, Donald J. Higginbotham and PETROLEUM HELICOPTERS, INC., a corporation duly authorized to do and doing business in the State of Louisiana, herein represented by and through its duly authorized representative, BEN SCHRICK, its Chief Operating Officer, who after being duly sworn declared:

The parties do hereby declare that LAFAYETTE AIRPORT COMMISSION is the Lessor and PETROLEUM HELICOPTERS, INC. is the Lessee of certain parcel(s) of ground and the buildings improvements and facilities to be located thereon at the Lafayette Regional Airport, Lafayette, Louisiana, for use as Helicopter Transportation, Training & Overhaul Facility for a term of twenty (20) years beginning on the date of initial occupancy, with three (3) successive five (5) year option term(s) to be mutually agreed between the parties, which premises are described as follows, to-wit:

LOT 1: All that property located in Section 43, Township 10 South, Range 5 East, City of Lafayette, Louisiana, more particularly described as follows:

Commencing at a DOTD Monument located approximately 2440 feet south of the intersection of Tower Road and U.S. Highway 90, thence N21 “39’50”W, a distance of 0.06 feet to the Point of Beginning;

Thence N25 “03’46” W, a distance of 701.43 feet to the beginning of a curve tangent to said line; thence northeasterly a distance of 47.45 feet along the curve concave to the southeast, having a radius of 30.00 feet and a central angle of 90 “37’25”; thence N65 “33’39”E tangent to said curve, a distance of 155.92 feet to the beginning of a curve tangent to said line, thence southeasterly a distance of 21.48 feet along the curve concave to the south, having a radius of 25.00 feet and a central angle of 49 “14’11” to a point of reverse curvature; thence northeasterly a distance of 203.42 feet along the curve concave to the west, having a radius of 60.00 feet and a central angle of 194 “15’10”; to a point of reverse curvature; thence northwesterly a distance of 23.55 feet along the curve, concave to the northeast, having a radius of 25.00 feet and a central angle of 53 “58’05”; thence N25 “29’15”W tangent to said curve, a distance of 297.72 feet; thence N64 “30’45”E, a distance of 630.18 feet; thence S51 “31’31”E, a distance of 174.05 feet; thence N64 “30’45”E, a distance of 93.51 feet; thence S25 “29’15”E, a distance of 191.40 feet; thence S51 “31’31”E, a distance of 544.73 feet; thence S38 “44’43”W, a distance of 518.01 feet; thence S25 “29’15”E, a distance of 61.68 feet; thence S64 “30’45”W, a distance of 854.28 feet to the Point of Beginning.

Said area bounded by the letters A—B—C—D—E—F—G—H—I—J—K—L—M—N—O—A, containing 25.78 acres, as shown on that plat of survey by Domingue, Szabo & Associates, Inc., dated November 23, 1998, and,

LOT 2: All that property located in Section 43, Township 10 South, Range 5 East, City of Lafayette, Louisiana, more particularly described as follows:

Commencing at a DOTD Monument located approximately 2440 feet south of the intersection of Tower Road and U.S. Highway 90, thence N21 “39’50”W, a distance of 0.06 feet; thence N25 “03’46”W, a distance of 846.44 feet to the Point of Beginning;

Thence N25 “03’46”W, a distance of 342.68 feet; thence N64 “30‘45”E, a distance of 222.71 feet; thence S25 “29’15”E, a distance of 351.01 feet to the beginning of a curve tangent to said line, thence southwesterly, a distance of 39.73 feet along a curve concave to the northwest, having a radius of 25.00 feet and a central angle of 91 “02’54”; thence S65 “33’39”W tangent to said curve a distance of 170.41 feet to the beginning of a curve tangent to said line; thence northwesterly a distance of 46.80 feet along the curve concave to the north, having a radius of 30.00 feet and a central angle of 89 “27’20” to the Point of Beginning.

Said area bounded by the letters P—Q—R—S—T—U—P, containing 1.92 acres, as shown on that plat of survey by Domingue, Szabo & Associates, Inc., dated November 23, 1998.

The parties hereto do hereby incorporate by reference all the terms, conditions and provisions of the above described lease as duly executed on the 1st day of APRIL, 1999.

This Memorandum of Lease is being made for purpose of recording in the Conveyance Records of the Clerk of Court’s office in and for the Parish of Lafayette, State of Louisiana, for all notification and other purposes described by law.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, after due and complete reading of the whole on this 1st day of APRIL, 1999.

WITNESSES:	LESSOR:	LAFAYETTE AIRPORT COMMISSION

[ILLEGIBLE]	by:	/s/ Donald J. Higginbotham - Chairman
[ILLEGIBLE]		Donald J. Higginbotham - Chairman

/s/ Tina Lation
NOTARY PUBLIC
State of Louisiana, Parish of Lafayette
Commission expires at death.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, after due and complete reading of the whole on this 1st day of April, 1999.

WITNESSES:	LESSEE:	PETROLEUM HELICOPTERS, INC.

/s/ Kathleen M. Richard	by:	/s/ Ben Schrick
[ILLEGIBLE]	Name	Ben Schrick
	Title:	Chief Operating Officer

[ILLEGIBLE]
NOTARY PUBLIC
State of Louisiana, Parish of Lafayette
Commission expires with life.

“APPENDIX D - LEASE”

INFRASTRUCTURE COMPLEX

S. E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

STATE OF LOUISIANA

PARISH OF LAFAYETTE

KNOW ALL MEN BY THESE PRESENTS, that

The LAFAYETTE AIRPORT COMMISSION, a body politic, domiciled in the Parish of Lafayette, Louisiana, herein represented by Donald J Higginbotham, its Chairman, authorized by resolution of said Commission, a copy of which is annexed hereto (hereinafter referred to as “LAC” or “LESSOR”); and,

PETROLEUM HELICOPTERS, INC., a Louisiana Corporation, duly authorized and conducting business in the State of Louisiana, represented herein by Ben Schrick its Chief Operating Officer, authorized by Corporate Resolution, a copy of which is annexed hereto (hereinafter referred to as “LESSEE”), who declare that LAC does hereby grant unto LESSEE the right to the use and occupancy of the following described premises, together with all buildings, improvements and facilities thereon located and being part of the Lafayette Regional Airport, hereinafter referred to as “AIRPORT”, on the terms and conditions hereinafter set forth, which premises are more fully described as follows:

I. PREMISES

LOT 1: All that property located in Section 43, Township 10 South, Range 5 East, City of Lafayette, Louisiana, more particularly described as follows:

Commencing at a DOTD Monument located approximately 2440 feet south of the intersection of Tower Road and U.S. Highway 90, thence N21 °39’50”W, a distance of 0.06 feet to the Point of Beginning;

Thence N25°03’46”W, a distance of 701.43 feet to the beginning of a curve tangent to said line; thence northeasterly a distance of 47.45 feet along the curve concave to the southeast, having a radius of 30.00 feet and a central angle of 90°37’25”; thence N65°33’39”E tangent to said curve, a distance of 155.92 feet to the beginning of a curve tangent to said line, thence southeasterly a distance of 21.48 feet along the curve concave to the south, having a radius of 25.00 feet and a central angle of 49°14’11” to a point of reverse curvature; thence northeasterly a distance of 203.42 feet along the curve concave to the west, having a radius of 60.00 feet and a central angle of 194°15’10”; to a point of reverse curvature; thence northwesterly a distance of 23.55 feet along the curve, concave to the northeast, having a radius of 25.00 feet and a central angle of 53°58’05”; thence N25°29’15”W tangent to said curve, a distance of 297.72 feet; thence N64°30’45”E, a distance of 630.18 feet, thence S51°31’31”E, a distance of 174.05 feet; thence N64° 30’45”E, a distance of 93.51 feet; thence S25°29’15’’E, a distance of 191.40 feet; thence S51°31’31”E, a distance of 544.73 feet; thence S38°44’43”W, a distance of 518.01 feet; thence S25°29’15”E, a distance of 61.68 feet; thence S64°30’45”W, a distance of 854.28 feet to the Point of Beginning.

Said area bounded by the letters A—B—C—D—E—F—G—H—I—J—K—L—M—N—O—A, containing 25.78 acres, as shown on that plat of survey by Domingue, Szabo & Associates, Inc., dated November 23, 1998, attached hereto and identified herein as “EXHIBIT B”; and,

LOT 2: All that property located in Section 43, Township 10 South, Range 5 East, City of Lafayette, Louisiana, more particularly described as follows:

Commencing at a DOTD Monument located approximately 2440 feet south of the intersection of Tower Road and U.S. Highway 90, thence N21°39’50”W, a distance of 0.06 feet; thence N25°03’46”W, a distance of 846.44 feet to the Point of Beginning;

Thence N25°03’46”W, a distance of 342.68 feet, thence N64°30’45”E, a distance of 222.71 feet; thence S25°29’15”E, a distance of 351.01 feet to the beginning of a curve tangent to said line, thence southwesterly, a distance of 39.73 feet along a curve concave to the northwest, having a radius of 25.00 feet and a central angle of 91°02’54”; thence S65°33’39”W tangent to said curve a distance of 170.41 feet to the beginning of a curve tangent to said line; thence northwesterly a distance of 46.80 feet along the curve concave to the north, having a radius of 30.00 feet and a central angle of 89°27’20” to the Point of Beginning.

Said area bounded by the letters P—Q—R-—S—T—U—P, containing 1.92 acres, as shown on that plat of survey by Domingue, Szabo & Associates, Inc., dated November 23, 1998, attached hereto and identified herein as “EXHIBIT B”.

II. TERMS

This Lease Agreement shall have a primary term of twenty (20) years, commencing on the date of occupancy of the initial phase of improvements, and ending on the twenty (20th) anniversary of the foregoing date. LESSEE and the LAC shall have the option to renew this Lease Agreement for three (3) successive additional periods of five (5) years each, from the expiration of the primary term. In the event that LESSEE desires to exercise its option to renew for the first five (5) year option period, commencing at the expiration of the primary term, then and in that event LESSEE shall notify the LAC in writing, by Certified Mail of its intent to renew one (1) year prior to the expiration of the primary term. In the event that LESSEE should desire or elect to exercise the second five (5) year option to renew, then similarly and in that event, LESSEE shall notify LAC in writing by Certified Mail of its intent to exercise the second five (5) year option term at least one (1) year prior to the expiration of the first option term; and, lastly, in the event LESSEE elects to exercise the third five (5) year option period, then and in that event LESSEE shall notify LAC in writing by Certified Mail of its intention to renew at least one (1) year prior to the expiration of the second option term. The primary term, as well as the terms and considerations thereof and of all the option periods, if so exercised, shall be with the following conditions and qualifications as hereinafter set forth.

III. CONSIDERATION

(a) This Lease Agreement is made for and in consideration of the covenants herein contained. LESSEE understands that the LAC is currently in the process of constructing certain improvements upon the leased premises. As and when each phase of the improvements, or portion thereof, are completed and ready for occupancy by LESSEE, LESSEE shall occupy said improvements and commence the payment of rental, in accordance with LESSEE’s bid, as follows:

1.	TWO AND FORTY-THREE HUNDREDTHS ($2.43) DOLLARS per square foot for all buildings/facility areas, as hereinafter defined;

2.	ONE AND TWO HUNDRED FIFTEEN HUNDREDTHS ($1.215) DOLLARS per square foot for all porches and shed areas included within the building/facility square footage; and

3.	ZERO AND ELEVEN HUNDREDTHS ($0.11) DOLLARS per square foot for all land leased.

In addition to commencing the payment of rent for the improvements or any portion thereof as and when the same are completed and ready for occupancy by the LESSEE, LESSEE shall also commence the payment of rent for the land which is occupied by the said improvements which are completed and ready for occupancy. The area of land for which rent shall be paid shall be that area lying immediately beneath and adjacent to the completed improvements including the building/facility area, porches and sheds, and any and all parking and drive areas along with associated green area or landscaped area associated with said completed improvements. Upon the completion of all of the improvements, any land area not previously made the subject of rent payments, shall become the subject of said payments to the full extent of the Premises described in Section I. hereof.

During each subsequent year of the primary term, the annual net rental for the premises herein leased shall be adjusted on the anniversary of this Lease, in accordance with changes reflected in the Consumer Price Index for All Urban Consumers, U. S. City average, “All Items” expenditure category, as published by the United States Department of Labor, Bureau of Labor Statistics, for the month which is three (3) months prior to the anniversary date as compared to the same month’s index for the preceding year, all in accordance with “EXHIBIT D - LEASE POLICY”, but in no event will the Consumer Price Index adjustment be greater than ten percent (10%) per annum. Said adjusted rental to be paid monthly on the first day of each month in twelve (12) equal monthly installments.

Every fifth (5th) year of the Primary term, the LAC and LESSEE may agree to cause a revised current fair market rental value appraisal to be performed and LESSEE shall, beginning on the next following anniversary date of the Lease, pay, as an annual rental, the current fair market rental value of the property and improvements, as appraised, in twelve equal monthly installments, on the first day of each month with Consumer Price Index adjustments as hereinabove described for each subsequent year.

In the event LESSEE objects to the appraisal performed for the purpose of determining current fair market rental value as hereinabove provided, LESSEE shall so notify LAC, in writing, by Certified Mail, within fifteen (15) days of LESSEE’s receipt of said appraisal. Thereafter, LESSEE shall be given the opportunity to select its own appraiser for the purpose of establishing current fair market rental value and upon approval of said appraiser, by LAC, current fair market rental value shall be set as determined by LESSEE’s appraiser. The foregoing notwithstanding, should LAC object to the appraisal performed by LESSEE’s chosen appraiser, a third appraisal shall be made by an individual selected by the appraiser chosen by LESSEE and by the appraiser chosen by LAC; said third appraisal shall then be binding upon the parties. The cost of said third appraisal shall be shared by the parties hereto.

Subsequent to LESSEE’S occupancy of all phases of improvements being constructed by the LAC, and as reasonably soon thereafter, LESSEE agrees to execute an amendment to this lease describing the total rental to be paid on an annual basis during the primary term hereof, describing with specificity the improvements to be occupied in accordance with the other provisions hereof, the date of initial occupancy, the lease term, and any other matters necessary to give reasonable specificity to this document.

(b) Rental Consideration During Option Periods

The rental during the first, second and third option periods, if exercised, shall be based upon following considerations and qualifications, as follows:

(1) The consideration for the rental during the first year of each exercised option period shall be based upon fair market rental value which is to be determined by two (2) appraisers, qualified under MAI, ASA or SREA, to be local appraisers duly recognized by the Courts of this State as expert real estate appraisers, whose principal business is appraising real estate, one (1) appraiser to be appointed by the LAC and one (1) appraiser to be appointed by LESSEE. Fair market rental value shall be determined at the time of appraisal which is to be made during the preceding six (6) month period prior to the notification dates as stipulated in Article II, Terms, of this Agreement of each said option period. If the LAC disagrees with any value differences submitted by the two (2) appraisers then fair market rental value shall be determined by the selection of a third appraiser, selected and named by the two (2) previous appraisers, which appraisal of the third appraiser shall be deemed controlling as to the determination of fair market rental value for the first year of the exercised option period. The fees of the third appraiser are to be shared by LAC and LESSEE, whereas the fees of the first two (2) appraisers are to be paid respectively by each of the parties, LAC and LESSEE.

The term “fair market rental value” is defined as a rental income that a property would most probably command in the open market, indicated by current rents paid and asked for comparable space as of the date of appraisal.

(2) During each subsequent year of an exercised option term, if applicable, the annual net rental for the premises herein leased shall be adjusted on each anniversary of this Lease, in accordance with changes reflected in the Consumer Price Index for All Urban Consumers, U. S. City average, “All Items” expenditure category, as published by the United States Department of Labor. Bureau of Labor Statistics, for the month which is three (3) months prior to the anniversary date, as compared to the same month’s index for the preceding year, all in accordance with “EXHIBIT D - LEASE POLICY”, but in no event will the Consumer Price Index adjustment be greater than ten percent (10%) per annum. Said adjusted rental to be paid monthly on the first day of each month in twelve (12) equal monthly installments.

The net rental hereinabove fixed for the respective periods abovementioned means that, in addition to said amounts of actual rental, the LESSEE will pay all taxes and assessments which may be levied by the State and all political subdivisions against the property for the period covered by this Lease Agreement, and that LESSEE will reimburse LAC monthly for all insurance premiums paid by LAC on such policies of fire, tornado, windstorm insurance as provided for in “Appendix E” attached hereto. The LAC may not require the carrying of fire insurance beyond the full insurable value of the premises.

The taxes and insurance premiums herein provided to be paid by the LESSEE are part of the rent for the premises, and, should the LESSEE fail to pay the rent promptly, punctually any of said rent, taxes or insurance premiums, the LAC may, but need not, pay same and recover repayment thereof at once from the LESSEE with interest at the rate of one percent (1%) per month from date of payment by LAC.

Rentals shall become delinquent ten (10) days after the date they are due and delinquent payments shall bear interest at the rate of One and One-Half percent (1-1/2%) per month from date due until paid, in accordance with the “LAC ACCOUNTS RECEIVABLE PAYMENT AND COLLECTION POLICY”, as amended, attached hereto and identified as “EXHIBIT E”. Additionally, an administrative charge for the handling of the past due payment will be applied to the principal amount due, as provided in the aforementioned “EXHIBIT E”.

In the event that the term hereof shall begin on any day other than the first day of a calendar month, the rental for any partial calendar month shall be prorated on a daily basis and such prorated rental for the first partial calendar month shall be paid on the date of commencement of the term of this Lease.

IV. REPAIRS AND MAINTENANCE

The LESSEE will make all necessary repairs ordinary and extraordinary including, non-exclusively, repairs to the roof and flooring, and keep the premises in as good order as it is upon occupancy, ordinary wear and tear excepted.

At its sole cost and expense, LESSEE shall maintain the grounds and landscaping in as good order as same is delivered to LESSEE for occupancy.

LAC will not be responsible for any damages to the premises however caused, whether by leaks in the roof, bursting of pipes by freezing or otherwise, or by any vices or defects of the premises or consequences thereof. The said premises and appurtenances including buildings, ramp area, parking lot, locks, keys and lighting, heating and plumbing system, and fixtures and attachments, are delivered in good order and LESSEE is obligated to keep all of the same in like good order during the terms of this Lease Agreement; to keep in repair all plumbing, even when injured by freezing; to keep the drains and plumbing clean and to so deliver them at the expiration of this Lease Agreement; to pay all bills for water, electricity, gas and sewerage and similar charges; to comply with all the laws and ordinances of the State, City, Board of Health, and other public bodies, including all rules and regulations of the Federal Aviation Administration, now in force or which may hereinafter be enacted for whatever character, at LESSEE’s own expense.

LAC will not be responsible for damages of any sort to any persons or property, however occasioned; and LESSEE shall hold LAC harmless from any claims by or liability to third persons however arising, including on sidewalks and adjoining premises. LAC shall at all times have the right to enter premises for the purposes of the inspection and making such, if any, repairs as LAC shall elect to make. The care, maintenance and repair of all improvements, machinery and equipment, including heating and air conditioning, and glass are assumed by LESSEE, and LESSEE shall maintain liability insurance in the extent of, and as specified in “Appendix E” which is made a part hereof. The LAC shall be named as loss payee under said insurance.

Anything herein to the contrary notwithstanding, LESSEE shall not assign to any insurer by way of subrogation or otherwise any rights of action that LESSEE may have against LAC for any loss to any of LESSEE’s property in or on said premises covered in insurance. LAC shall not assign to any insurer by way of subrogation or otherwise any right of action that LAC may have against LESSEE for any loss to LAC’s building or other improvements on said premises covered by insurance.

The destruction in whole or in part of the premises by fire or other casualty will not vitiate this Lease Agreement, but the LESSEE, shall rebuild or repair said premises as speedily as practicable and except as hereinafter stated, substantially as said premises were before such destruction, and the LESSEE shall assume occupancy immediately upon the rebuilding or the repairing being completed, and shall be entitled simply to a credit for the period during which the LESSEE shall have been excluded from the occupancy of the premises or part thereof, such credit to be proportionate to the portion of the premises from the occupancy of which LESSEE shall have been excluded.

Where the destruction of the premises in whole or in part occurs at so late a period that the LESSEE could not be restored to the enjoyment of the premises for a period of at least one (1) year before the expiration of the primary term of this Lease Agreement, or of the expiration of any five (5) year option period, if exercised, the LESSEE shall be under no obligation to resume possession, and the LESSEE shall be under no obligation to rebuild or repair; however, the LAC shall be entitled to the insurance proceeds payable for any such loss.

The LESSEE shall maintain replacement cost insurance on the improvements so that the costs of rebuilding or repairing will be covered by the amount received by LAC from the insurance covering the casualty causing the damage or destruction.

LESSEE is bound not to do or suffer any act to be done or omitted, which would forfeit the insurance, or increase the rate thereof, on any property of LAC or the contents thereof to whomsoever belonging; nor to transfer this Lease Agreement, in whole or in part, without the written consent of the LAC; and at the end of this Lease Agreement to return possession of said premises and appurtenances, broom-cleaned and free of trash, in like good order as received, the usual decay, wear and tear the only acceptance; and to replace all broken glass, remove any and all signs painted or placed in or upon the premises before leaving.

LESSEE is obligated not to display in, on, or about the premises any sign or decoration, the nature of which, in the judgment of LAC is dangerous, unsightly or detrimental to the property.

V. INGRESS AND EGRESS

LESSEE, its invitees, employees and suppliers, shall have and are hereby granted during the terms of this Lease Agreement, or any extensions or renewals thereof, the right of ingress and egress to and from the hereinabove described property which right of ingress and egress shall be by way of the most convenient access to said properties.

VI. ADDITIONS OR ALTERATIONS BY LESSEE

It is expressly understood and agreed that the LESSEE shall have and is hereby granted the right to construct on the premises, building and improvements, including metal buildings pursuant to and in compliance with Federal Aviation Administration Rules and Regulations and in compliance with the building codes of the City of Lafayette, Parish of Lafayette, State of Louisiana, or any other regulatory body having jurisdiction and control over such buildings or improvements. The design, type, plans and specifications of said building and improvements are to be approved in writing by LAC prior to the letting of any contract for the construction of same, the approval of said design, type, plans and specifications shall not be unreasonably withheld.

All repairs and improvements to the leased premises shall be approved by the State Fire Marshall and the City of Lafayette Metro Code Authority prior to occupancy. Copies of applicable Certificates of Occupancy, evidencing such compliance must be submitted to the LAC. As soon as practicable following completion of the improvements, LESSEE shall submit to LAC an itemized statement, certified by an officer of LESSEE, showing the actual cost of said improvements, along with copies of all invoices and other records in connection therewith. LESSEE and LAC shall conduct an inspection, with video record, of the repairs and improvements prior to occupancy. Following construction of improvements, LESSEE shall contract for an appraisal of the facilities for the purpose of establishing replacement value for insurance purposes. A copy of the appraisal document shall be provided to the LAC. All other conditions and requirements relative to construction of the improvements shall be as herein provided. LESSEE further agrees that said improvements shall thereupon become and thereafter be part of the premises, and shall not be removed, changed or altered in any manner whatsoever without the express written permission of LAC; and, shall not be subject to mortgage, pledge, hypothecation, or seizure. LESSEE shall ensure that all repairs/modification/improvements are completed by a state-licensed Contractor.

It is further agreed and expressly understood that LESSEE may at any time during the term of this Lease Agreement or within sixty (60) days after the termination of this Lease Agreement remove any building built by LESSEE, the construction cost of which were directly paid for by LESSEE, provided however that said building or buildings are not attached to other buildings owned by LAC, and may be removed without substantial damage to the remaining buildings. Payment of rentals is not to be considered as payment of construction costs. Upon removal of such building or buildings, LESSEE shall leave premises in good and clean condition with all debris and concrete slabs under such building or buildings removed at LESSEE’s cost and expense. If said building or buildings are not removed within sixty (60) days, the LAC shall have the option to either own said buildings free of cost to the LAC or to require LESSEE to remove same from premises. The removal of said debris and concrete slabs shall be completed within thirty (30) days after the removal of any buildings and upon LESSEE failing to do so, then LAC may do so or have same done and LESSEE shall reimburse LAC the cost thereof.

In the event LESSEE, with LAC’s written permission, constructs permanent improvements upon the leased premises, same shall thereupon become and thereafter be part of the premises, and shall not be removed, changed or altered in any manner whatsoever without the express written permission of the LAC, title to which is vested in the public and shall be subject to LESSEE’s right of occupancy as provided under the terms and conditions of this Lease Agreement.

The foregoing notwithstanding, LESSEE shall be entitled to occupy any Additions or Alterations made by LESSEE at LESSEE’s sole cost and expense for the remainder of the primary term of the lease, if said Additions or Alterations are made within the primary term of the lease, without the value of said Additions or Alterations being valued for purposes of the rental calculation as set forth in Section III of this lease. After the expiration of the primary term; however, the value of the Additions or Alterations shall be considered in the rental calculation as set forth in Section III of this lease for any option terms exercised by the LESSEE.

In addition, LESSEE shall be entitled to occupy any Additions or Alterations made by LESSEE at LESSEE’s sole cost and expense for the remainder of any current option term of the lease, if said Additions or Alterations are made within the then current option term of the lease, without the value of said Additions or Alterations being valued for purposes of the rental calculation as set forth in Section III of this lease. After the expiration of the current option term; however, the value of the Additions or Alterations shall be considered in the rental calculation as set forth in Section III of this lease for any additional option terms exercised by the LESSEE.

VII. PARKING AREA

LAC reserves the right to regulate any and all parking at the Airport and to fix reasonable and nondiscriminatory fees for parking on a daily, weekly, monthly or hourly basis on all Airport property. However, LAC transfers to LESSEE the right to regulate all parking upon the premises and to permit parking thereon only by its customers, employees and invitees and agrees to cooperate with LAC to prohibit others from parking on said premises. Neither LESSEE nor LAC shall fix any fees for parking on a daily, weekly, monthly or hourly basis on the premises for parking by LESSEE’s customers, employees and invitees. In the event that any charges made by LESSEE for parking on said premises or any allowance given to employees for parking on said premises, such charges shall be paid to LAC.

LESSEE shall be responsible for the maintenance, repair, overlaying and scaling of the area designated as parking lot area as necessary and normal maintenance. Should LESSEE fail to make the aforesaid repairs, the LAC may, at its option, have the repairs made and the LESSEE shall reimburse the LAC for the cost. LESSEE shall maintain as it desires all other parking areas it may use as covered by this Lease Agreement. LESSEE shall return the premises to LAC at the termination of this Lease Agreement in the same condition as received, normal wear and tear excepted.

VIII. COMMISSIONS ON AVIATION FUEL, OIL OR OTHER LUBRICANTS

In consideration of the guaranteed fixed amount provided for by rentals herein stipulated and the other benefits enuring to the LAC by virtue of the other covenants and obligations assumed by LESSEE, including but not limited to the obligation of the LESSEE to assume the cost and expense of maintenance and repair of all improvements, including the ramp and parking areas, insurance, etc. (which rentals are in lieu of fuel and oil flowage commissions and landing fees charged others) the LAC does hereby waive and relinquish any and all claims for commissions on aviation fuel or aviation oil or other lubricants used or consumed by LESSEE in the operation of its helicopters whether said commission was created by a resolution or ordinance adopted by LAC, and agrees that LESSEE shall not be responsible for the payment of any commissions on such fuel, oil or lubricants used by it in its helicopters in connection with the operation of its business during the term of this Lease Agreement, but any such commissions shall apply to any such fuel, oil or lubricants sold and delivered by LESSEE to third parties. LESSEE agrees that any and all fuel placed in its fixed wing aircraft at the Lafayette Regional Airport shall be purchased from one of the fixed base operators located on said Airport if LESSEE does not refuel his own fixed wing aircraft, but, if it does refuel its own fixed wing aircraft, then it shall pay the then existing and prevailing commission. LESSEE shall before the tenth (10th) of each month, furnish a report to LAC showing the aviation fuel used in its own fixed wing aircraft dispensed and/or delivered on the Lafayette Regional Airport.

IX. EASEMENTS AND RIGHTS-OF-WAY

This Lease Agreement is made subject to all existing rights-of-way and easements. LAC reserves the right to grant future easements across the premises for utilities, including but not limited to, electric, gas, sewer, telephone and water, so long as they do not interfere with any existing or proposed improvements. Proposed improvements are defined as those for which LESSEE has notified LAC, in writing, of its intention to construct and the location thereof.

X. LIABILITY INSURANCE

LESSEE shall carry liability and contractual liability insurance together with such other insurance coverage and in such minimum amounts as specified in “Appendix E”.

The LESSEE agrees that at all times, after the execution of the Lease, it will indemnify, and hold harmless, the LAC, its Commissioners, employees and representatives and the City of Lafayette and Parish of Lafayette, Louisiana, against and from any and all liabilities, losses, suits, actions, claims, demands, damages, expenses and costs, of every kind and nature, incurred by or asserted or imposed against the LAC and its respective agents or employees or any of them, by reason of any accident or injury, including death, or damages to any person or property, howsoever caused, resulting from or growing out of any act or commission or omission of LESSEE, it successors, agents, employees, invitees or any other similar type person whomsoever. Certificates of insurance evidencing such Comprehensive General Liability and Contractual Liability coverage shall be furnished to the LAC.

XI. ASSIGNMENT OF RIGHT OF USE OR OCCUPANCY OF PREMISES

LESSEE may not assign or sub-lease all or any portion of premises without the prior written consent of the LAC. LAC agrees that said consent shall not be unreasonably withheld. In the event that LESSEE does desire to assign or sub-lease all or any portion of the premises, all considerations and rentals payable on the said assignment or sub-lease for the use of land and improvements of LAC shall be paid directly to LAC and LESSEE shall not retain any portion thereof.

XII. DELINQUENT RENTALS

It is expressly understood and agreed that in the event LESSEE fails to make any rental payments when due and after thirty (30) days written notice of its default to make such payment, then LAC shall have and is hereby granted the option and right to either terminate the Lease Agreement or to demand and to be paid the entire rental for the balance of the term of this Lease Agreement. In the event that LESSEE violates any other provisions of this Lease Agreement (other than payment of rentals or any other compensation herein provided) and after ten (10) days written notice to LESSEE such violation has not been cured and it becomes necessary for LAC to employ an attorney to enforce any of the provisions of this Lease Agreement, LESSEE agrees to pay the fees of such attorney.

Should voluntary or involuntary bankruptcy proceedings be commenced by or against LESSEE, or should LESSEE make an assignment for the benefit of creditors, then and in any of said events, LESSEE shall ipso facto be in default and LAC may demand the rental for the whole unexpired term of the Lease Agreement or proceed one (1) or more times for past due installments without prejudicing its right to proceed later for the rental of the then unexpired term. Failure of the LAC to exercise its option in the event of default will not constitute a ratification of or acquiescence of any future defaults.

XIII. USE OF AIRFIELD WITH OTHERS

LESSEE shall have and is hereby granted the right to use, jointly with others, the portions of the Airport facilities, including landing strips, taxi strips, engine running area, navigation facilities, practice area and aids in connection with the operation of its business and its fixed wing aircraft and helicopters.

XIV. OBSTRUCTIONS

The LAC reserves the right to take any action it considers necessary to protect the aerial approaches of the LRA against obstructions, together with the right to prevent LESSEE from erecting or permitting to be erected, any building or other structure on or adjacent to the LRA which, in the sole opinion of the LAC, and in its absolute discretion, would limit the usefulness of the LRA or constitute a hazard to aircraft. LESSEE agrees that no lighting, signs or advertising matter may be erected without the consent of LAC. Upon default of this covenant, LAC maintains the right of entry onto the premises, and removal of said lighting, sign, and/or advertising matter, at the sole cost and expense of LESSEE. LESSEE takes cognizance of zoning Ordinance No. 75, dated November 9, 1950, as amended by Ordinance No. 183, dated October 27, 1960, which Ordinance is recorded under Entry No. 407540 in Book D-34, page 488, records of the Clerk of Court’s office of the Parish of Lafayette, which Ordinance regulates the height of structures and objects of natural growth within approach zones and conical zones around the Lafayette Regional Airport. LESSEE acknowledges that the premises leased herein were obstruction free when leased. LESSEE hereby agrees that this Lease is subject to all of the rules and regulations of the LAC and of the Federal Aviation Administration and any amendments thereto. LESSEE agrees to permit LAC to install, maintain, and operate proper obstruction lights positioned according to the FAA on any part of the premises or improvements and agrees to reimburse the LAC for the cost of such installation.

XV. FAA RULES AND REGULATIONS

Notwithstanding anything contained herein to the contrary, this Lease Agreement is subject to all of the Rules and Regulations of the Federal Aviation Administration including requirements for Airport certification and safety and security codes, and to all ordinances and rules and regulations of the LAC as may from time-to-time be required by the Federal Aviation Administration to be adopted.

LESSEE’S right of use and occupancy of the premises are subject to the rights of the government to make exclusive use of the premises in the event of National Emergency as provided in Item (S) of the Instrument of Transfer dated October 12, 1948.

This Lease, is made subject to the provisions of Part 21 of the Federal Aviation Regulations and Part 5, Assurances, Paragraph 20, which require that the LESSEE, in exercising any of the rights or privileges herein granted to it, shall not on the grounds of race, color, or national origin discriminate or permit discrimination against any person or group of persons in any manner prohibited by Part 21 of the Regulation of the Secretary of Transportation. LAC is hereby granted the right to take such action, anything to the contrary herein notwithstanding, as the United States may direct to enforce this nondiscrimination covenant.

LESSEE agrees that it will furnish it’s services on a fair, equal and not unjustly discriminatory basis to all users thereof and will charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided that LESSEE may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers as provided by Part 21 of Federal Aviation Regulations and Paragraph 20 of the Grant Agreement between LAC and the Federal Aviation Administration.

ARTICLE XVI. FAA ASSURANCES

LESSEE hereby agrees that this Lease is subject to all of the rules and regulations of the Federal Aviation Administration Code of Federal Regulations and LAC Ordinances, and any amendments thereto, including but not limited to the following:

1.

LAC reserves the right to take any action it considers necessary to protect the aerial approaches of the LRA against obstruction, together with the right to prevent LESSEE from erecting, or permitting to be erected, any building or any other structure on the Airport which, in the opinion of LAC would limit the usefulness of the Airport or constitute a hazard to aircraft.

2.

During time of war or national emergency, LAC shall have the right to lease the landing area or any part thereof, to the United States Government for military or naval use, and, if any such lease is executed, the provisions of this Lease/Contract, insofar as they are inconsistent with the provisions of the lease to the Government, shall be suspended.

3.

This Lease shall be subordinate to the provisions of any existing or future agreement between the LAC and the United States, relative to the operation and maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of the Airport. This Lease/Contract is also subordinate to all reversionary clauses that may now exist in favor of the United States, and in the event that the United States exercises any rights it may have to the premises conveyed herein, then this Lease/Contract will be rendered null and void without any prejudice to LAC whatsoever.

4.

The LESSEE for himself, his personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agrees, as a covenant running with the land that: (a) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (b) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (c) that the LESSEE shall use the premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

5.

It is clearly understood and agreed by the LAC that no right or privilege has been granted which would operate to prevent any person, firm or corporation operating aircraft on the Airport from performing any services on its own aircraft with it own regular employees, including, but not limited to, maintenance and repairs, that it may choose to perform.

6.

LAC reserves the right to further develop or improve the landing area of the Airport as it sees fit, regardless of the desires or view of the LESSEE, and without any interference or hindrance whatsoever.

7.

LAC reserves the right, but shall not be obligated to LESSEE, to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with the right to direct and control all activities of LESSEE in this regard.

8.

The LESSEE assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The LESSEE assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. The LESSEE assures that it will require that its covered suborganizations provide assurances to the LESSEE that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

9.

In the event of breach of any of the aforementioned non-discrimination covenants, the LAC shall have the right to terminate this Lease/Contract and to re-enter and repossess said premises and the facilities thereon, and hold the same as if said Lease/Contract had never been made or issued.

XVII. ADDRESSES FOR NOTICE

The mailing address for LESSOR shall be 200 Terminal Drive, Lafayette, Louisiana 70508-2159, unless and until LESSEE is notified of a new address.

Unless and until LESSOR is notified of a new address, the mailing address of the LESSEE shall be Post Office Box 90808, Lafayette, Louisiana 70509-9808.

XVIII. SUCCESSORS OR ASSIGNS

This Lease Agreement shall be binding upon the parties hereto, their heirs, assigns, legal representatives and sublessees and/or assignees.

XIX. REGULATORY COMPLIANCE

Notwithstanding anything contained herein to the contrary, this Lease is subject to all rules, regulations, Ordinances and Policies of the Lafayette Airport Commission, City and Parish of Lafayette, State of Louisiana and the Federal Aviation Administration including requirements for Airport certification and safety codes; and, such rules and regulations as may from time to time be required by any regulatory authority having jurisdiction.

LESSEE shall comply, in every respect, at LESSEE’S own expense, with the rules and regulations of the Louisiana Fire Prevention Bureau or those of any similar bureau or association in existence at the time.

The LESSEE shall, at all times, comply with all LAC ordinances, policies, rules and regulations, and all federal, state, and municipal laws, ordinances, codes and other regulatory measures now in existence or, as may be hereafter adopted, modified or amended, applicable to the facilities herein leased and to the specific type of operation contemplated by LESSEE. LESSEE hereby agrees further to be bound to positively support and comply with any LRA “Airport Security Program”, “Airport Emergency Plan” and/or LRA “Airport Certification Manual” now in existence or, as may be hereafter adopted, modified or amended, and thereafter provided to LESSEE.

LESSEE will be solely responsible for absolute compliance with all U. S. Environmental Protection Agency (EPA) and LA Department of Environmental Quality (DEQ) regulations and requirements relative to LESSEE’S operations at the Lafayette Regional Airport, including but not limited to those regarding Aboveground and Underground Storage Tanks and Storm Water Discharge on or from any part of the leasehold. LESSEE will coordinate with and inform LAC of proposed actions to meet these compliance standards.

LESSEE acknowledges that prior to commencement of this Lease, LAC provided LESSEE with a baseline Environmental Site Assessment.

Prior to each anniversary of this Lease, LESSEE will contract with an independent firm, acceptable to DEQ, to conduct tank tightness testing on the fueling/storage tanks and equipment located on any portion of the facilities leased hereunder. Copies of all approvals, reports/recommendations, findings and certificates will be provided to LAC.

Prior to expiration or termination of this Lease, LESSEE will contract with an independent firm, acceptable to and meeting all EPA/DEQ requirements, to perform an Environmental Site Assessment (ESA) on the premises. Copies of all approvals, reports/recommendations, findings and certificates will be provided to LAC.

Without limitation, all costs associated with the environmental requirements and, as may be necessary, remediation and restoration of the facility to, at a minimum, pre-term baseline levels are assumed by LESSEE.

Failure of LESSEE to comply with said ordinances and/or regulations, which failure results in lines being imposed upon the LAC, shall result in the obligation of LESSEE to immediately reimburse and indemnify the Lafayette Airport Commission for said fines in accordance with ARTICLE VIII, INDEMNIFICATION, hereof.

ARTICLE XX - SECURITY REQUIREMENTS

LESSEE agrees that the Security Requirements made a part hereof, and as expressed, in “APPENDIX F - SECURITY REQUIREMENTS”, constitutes a continuing obligation and condition of this Lease, and, in addition to the information originally provided, LESSEE agrees to provide supplemental employee Security data, subsequent to the date of commencement of this Lease, and throughout the term of the Lease, for all of LESSEE’S employees at LRA.

LESSEE shall be held responsible for the securing of it’s premises herein leased. LESSEE further agrees to positively support and comply with the LRA’s Security Program, as it may now exist or hereafter be amended, and, pursuant thereto, LESSEE will execute the necessary documents required to comply with LAC ordinances and FAA regulations.

Failure of LESSEE to comply with said ordinances and/or regulations, which failure results in fines being imposed upon the LAC, shall result in the obligation of LESSEE to immediately reimburse and indemnify the Lafayette Airport Commission for said fines in accordance with ARTICLE VIII, INDEMNIFICATION, hereof.

ARTICLE XXI - GENERAL PROVISIONS

It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of any exclusive rights where prohibited by law.

LESSEE agrees to be bound by all of the provisions of L.R.S. 41:1211 through L.R.S. 41:1221, which governs the lease of public lands.

So long as LESSEE conducts it’s business in a fair, reasonable and workmanlike manner, LESSEE shall peaceably have and enjoy the leased premises, and all rights and privileges herein contained.

This Lease, is to take effect in Louisiana and to be governed and controlled by the laws of the State.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the 1st day of April, 1999, in multiple originals, in the presence of the undersigned competent witnesses shown opposite their respective names.

LESSOR:
WITNESSES:		LAFAYETTE AIRPORT COMMISSION

[ILLEGIBLE]	BY:	/s/ Donald J. Higginbotham - Chairman
[ILLEGIBLE]		Donald J. Higginbotham Chairman

LESSEE:
WITNESSES:		PETROLEUM HELICOPTERS, INC.

/s/ Kathleen M. Richard	BY:	/s/ Ben Schrick
Name: Ben Schrick
Title: Chief Operating Officer

/s/ Donna Wall

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and Parish aforesaid, personally came and appeared Donald J. Higginbotham, to me known, who declared and acknowledged to me, Notary Public, and Kathryn Tapp and F. Jason DeVillier, competent witnesses, that he is the Chairman of the LAFAYETTE AIRPORT COMMISSION, that as such duly authorized officer, by and with the authority of the Board of Directors of said corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand official seal and the said appearer and the said witnesses have hereunto affixed their signatures this 1st day of April, 1999.

/s/ Tina Lation
NOTARY PUBLIC My commission expires with life.

STATE OF LOUISIANA

PARISH OF Lafayette

BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and Parish aforesaid, personally came and appeared Ben Schrick to me known, who, declared and acknowledged to me, Notary Public, and Donna Wall and Kathleen Richard competent witnesses, that he/she is the COO of PETROLEUM HELICOPTERS, INC., that as such duly authorized officer, by and with the authority of the Board of Directors of said corporation he/she signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appearer and the said witnesses have hereunto affixed their signatures this 1st day of August, 1999.

/s/ Cindy L. Lasseigne
NOTARY PUBLIC My commission expires with life.

CORPORATE RESOLUTION

LAFAYETTE AIRPORT COMMISSION

RESOLUTION #99-01-Rl-05

AN EXTRACT FROM THE MINUTES OF THE LAFAYETTE AIRPORT COMMISSION, LAFAYETTE, LOUISIANA, TAKEN AT A REGULAR MEETING, HELD ON JANUARY 07, 1999 AT FIVE-THIRTY (5:30 P.M.) O’CLOCK.

RESOLUTION #99-01-R1-05

*****************************

INFRASTRUCTURE IMPROVEMENTS - S. E. EVANGELINE THRUWAY - BID AWARD - Commissioner Oats moved that the Lafayette Airport Commission accept the bid submitted by Petroleum Helicopters, Inc., for lease of approximately 27.5 acres and the facilities and improvements to be constructed thereon, located on the Southeast Evangeline Thruway at Lafayette Regional Airport, subject to approval of the language in the lease by Legal Counsel and the Chairman. The motion was seconded by Commissioner Broussard and the vote was as follows:

AYES:	Dugas, Broussard, Toce, Domingue, Oats

NAYS:	None

ABSENT:	Carrier

ABSTAIN:	None

THE MOTION CARRIED.

ATTEST:	A true and correct copy of a Resolution, adopted by the Lafayette Airport Commission, taken at a Regular Meeting held on January 07, 1999.

IN FAITH WHEREOF, I have hereunder set my hand and the official seal of the Lafayette Airport Commission, Lafayette, Louisiana, on this the 4th day of February, 1999.

/s/ Gregory M. Robert
Director of Aviation

“EXHIBIT A”

AIRPORT LAYOUT PLAN

“EXHIBIT B”

LEASEHOLD PLAT

“EXHIBIT D”

LEASE POLICY, as Amended

LAFAYETTE AIRPORT COMMISSION OWNED PROPERTY

ADOPTED DECEMBER 03, 1985	GENERAL PROVISIONS	AS AMENDED MARCH 09, 1995

The Lafayette Airport Commission reached the conclusion that it is in the best interest of the Lalayette Regional Airport to establish a General Lease Policy. The guidelines herein adopted, therefore, concern public bidding of, negotiation of (where appropriate) and modifications of leases affecting diverse properties owned and operated by the Commission. This Policy is established to achieve uniformity of leases, where possible, on similar type properties, as well as a commonality of operation of the similar type properties on the Airport, and, as a guideline for direction to the Stall relative to formation of leases and their operation. The utilization of this pronounced Policy will benefit the Airport and it’s users as envisioned by the Commission.

1)

Fair Market Value, as determined by a LAC chosen appraiser, will be the basis of the initial (Year 1) base annual net rental in any LAC lease, if the lease is for five (5) years or longer and/or the anticipated rent for any given year is $5,000 or more, otherwise, the initial base rent will be determined by staff with the LAC’s approval. During each subsequent year of the lease term, the annual net rental shall be adjusted on each anniversary of the Lease. In accordance with changes reflected in the Customer Price Index, “All Items”, but in no event will the Consumer Price Index adjustment be greater than ten percent (10%) per annum. Each fifth (5th) year of the lease term, or upon exercise of an option term, as may be applicable, the LAC may, at its sole option, in lieu of the annual Consumer Price Index adjustment, cause a revised current fair market rental value appraisal of the premises (land only or land and improvements, as applicable) and Lessee shall, beginning on the anniversary date of the Lease, pay the current fair market rental value, as appraised. During each subsequent year, the annual net rental for the premises herein leased shall be adjusted according to the Consumer Price Index.

2)

For property which has been under a previous lease agreement which included annual Consumer Price Index adjustments to the rental terms and which has been vacant for less than one year, the LAC shall be afforded the option, in its sole discretion, to waive the requirement for a Fair Market Value Appraisal and to establish a minimum acceptable initial (Year 1) base annual net rental equal to the annual rental previously received adjusted in accordance with the Consumer Price Index adjustment as though no vacancy had occurred.

3)	All leases will be net-net-net (i.e., Lessee is responsible for taxes, insurance, maintenance, management, and rent).

4)	No primary lease term will exceed fifteen (15) years, unless financing, if involved in the lease, is obtainable only with a longer term.

5)

Amortization will not exceed fifteen (15) years, unless financing, if involved in the lease, is obtainable only with a longer term, in which case, time for 100% amortization of cost of construction of improvements and the primary term of the lease will be common.

6)

Land, not to be improved, will be leased for a three (3) year maximum term, except where such land is adjacent (has at least one co terminus properly line) to, or otherwise in conjunction with, leased unimproved or improved land, the term of which exceeds three (3) years and the unimproved land, contemplated to be leased by the same tenant, will be combined into one leasehold premise, with that adjacent land, and in that event, the term of the lease of such land will not exceed that of the adjacent land to which it is to be joined.

7)

The LAC must give written approval of plans and specifications of any fixed or new improvements, other than repairs, to any leasehold, prior to commencement of construction. If LAC has not acted on plans and specifications within sixty (60) days after submittal, the modifications indicated therewith are to be considered approved by the LAC. Repairs: (a)in excess of $10,000, must likewise be approved by the LAC, in writing; and, (b)less than $10,000, Shall authorization will suffice. At least one set of plans and specifications of the improvements, as actually built, along with an affidavit of the actual cost of the improvements will be provided to the LAC within ninety (90) days after completion of the improvements.

8)

Improvements by Lessee shall immediately become the property of the Lafayette Airport Commission upon completion thereof, and Lessee will be given proper credit upon it’s rental schedule to reflect the agreed upon amortization period.

9)	Inter-governmental leases (i.e., FAA, State of Louisiana, Parish of Lafayette, etc.) are negotiated and not bid.

10)

Any amendment(s) initiated under specified provisions in a lease, or termination(s) in accordance with the lease, will be on a per lease basis and no re bid of any lease will be approved or permitted, unless the following conditions are met: (a)legal; (b)extraordinary and extreme circumstances and conditions surround the lessee’s operation of the lease; (c)50% or more of primary lease term or exercised option(s) term(s) remains; (d)rent is adjusted to Fair Market Value at the time of amendment; (e)when existing lease is modified, it will require every five (5) years Fair Market Value determination(s), if it is a five (5) year or longer lease, as specified in I) above. If lease is for land and improvements, annual adjustments will also be required. Otherwise, (land only) Staff will make value determination, of rent, for the LAC’s approval, (f)lease will become a net (taxes, insurance, maintenance, rent) lease; and, (g)maximum lease term (primary plus all options) is for fifteen (15) years, except as indicated in 3), 4), and 8) above.

11)

The LAC will not compete with Fixed Base Operators, and will therefore, following implementation of this policy, cease and desist in renting T hangars, Aviation offices, and Aviation office parking lot, at earliest possible time, T-hangars, T-hangar storage, and Aviation office leases, meanwhile, will be one (1) year maximum, except for current long term leases Commercial Aviation operators, other than FBO’s, and as defined in the “Minimum Standards” document for the LAC, will not be permitted by lease provision(s) (or otherwise) to compete with the FBO’s in those activities which are exclusive to the FBO’s in accordance with, and as defined in, the “Minimum Standards” document.

12)

All Leases will include the provision that Lessee shall be required to give a minimum of one hundred twenty (120) days prior written notification to the LAC for exercise, or non-exercise, for each available option term.

PROPERTY/USE/FEE	MAXIMUM PRIMARY TERM (PRIMARY PLUS OPTIONS)		RENT (DETERMINATION)

I. EXISTING FACILITY OR CONTEMPLATED CONSTRUCTION

A. Single entity lease of building(s)/facility(ies) owned by LAC.	Fifteen (15) years (except FBO’s where maximum term is twenty (20) years).		Fair Market Value by Appraisal initially and every five (5) years plus annual Consumer Price Index adjustment (all items) (per Article 1) above).

B. Single entity lease of building(s)/facility(ies) to be built and/or being financed by either party.	Fifteen (15) years (if LRS 2:135.1 B is met, otherwise, ten (10) years).		Fair Market Value by Appraisal of land initially and every five (5) years plus annual Consumer Price Index adjustment. If amortization is less than term of lease, Fair Market Value determination of building and facilities will be made at same time land appraisal is conducted.

II. UNIMPROVED REAL ESTATE - (to remain unimproved i.e., less than a total of $5,000 of improvements and no permanent structures; but utilities permuted).	Three (3) years.		Stall determination with LAC approval.

Ill. OTHER

A. Terminal 1. Air Carrier 2. Other Floor Area 3. Franchise 4. Parking Lot Management Contract	A.	Terminal 1. indefinite 2. Case by Case 3. Case by Case 4. Case by Case	A. Ordinance 92-1 (as may be amended from time to time)

B. Fuel Storage	B.	Indefinite and per existing corporate hangar & FBO lease terms	B. Ordinance 81-3 (as may be amended from time to time

C. Fuel Flowage	C.	Per B. above	C. Ordinance 81-2 (as may be amended from time to time)

D. Landing Fees	D.	Per B. above	D. Ordinance 92-1 (as may be amended from time to time)

“EXHIBIT E”

LAFAYETTE AIRPORT COMMISSION

ACCOUNTS RECEIVABLE PAYMENT AND COLLECTION POLICY, as Amended

Adopted January 11, 1983 / Effective January 12, 1983

As Amended March 09, 1995 / Effective May 01, 1995

As Amended June 05, 1997 / Effective August 01, 1997

Accounts with the Lafayette Airport Commission are, henceforth, to be paid in accordance with the requirements below:

1.

For those accounts whose payments are stipulated in a contract, lease or any other written form of agreement, or otherwise stipulated by Ordinance, Regulation, Resolution, Mandate or statute duly adopted by the Lafayette Airport Commission, the payments are to be made as specified therein.

A.

In the event that payment(s), as specified hereinabove, are not received by the Lafayette Airport Commission accordingly, the collection of said payments, and any other costs which may be incurred or are otherwise incidental in the collection thereof by the Lafayette Airport Commission, will be pursued until satisfied, all within applicable Statutory provisions and as specified in the Contract and/or Ordinance.

B.

In the event that collection procedures are necessitated or otherwise undertaken, the notice of collection will be developed, conveyed, served or otherwise rendered to the delinquent account in accordance with the Contract and/or Ordinance and with the prior approval of the Finance Committee and/or the Lafayette Airport Commission.

C.	In addition, a charge of one and one-half percent (1½%) per month, from the date payment was due, will be applied to the principal amount due until paid.

2.

For those accounts whose payments are not stipulated in any contract, lease or any other written form of agreement or otherwise stipulated by any Ordinance, Regulation, Resolution, Mandate or Statute adopted by the Lafayette Airport Commission, the payments are to be made as follows:

A.	The net amount is due and is to be paid within thirty (30) days of invoicing by the Lafayette Airport Commission.

B.	In the event that payment is not received by the Lafayette Airport Commission as specified in 2.A. above, late payment charges will be applied as follows:

(1)	A charge of one and one-half percent (l½%), per month, from the date payment was due, will be applied to the principal amount due until paid.

(2)	Additionally, an administrative charge, in the amount of $250,00, for the handling of the past due payment will be applied to the principal amount due.

C.

In the event that payment(s), as specified in 2.A. and 2.B.(1) above, are not received by the Lafayette Airport Commission accordingly, the collection of said payments and any other costs which may be incurred or are otherwise incidental in the collection thereof by the Lafayette Airport Commission, will be pursued as follows:

(1)

A notice of collection, requiring full payment of all charges, as hereinbefore specified in 2.A., 2.B.(1), and 2.C. above, to the Lafayette Airport Commission, within ten (10) days will be rendered to the delinquent account, with copies of the notice of collection delivered to the Finance Committee Chairman and the General Counsel of the Lafayette Airport Commission.

(2)

If full payment of the charges as specified in C.(1) above are not received by the Lafayette Airport Commission within ten (10) days of receipt of the Notice of Collection by the account or if the account is not otherwise cleared or the Lafayette Airport Commission has not received a plea by the account, action will be taken as setforth in paragraph 2.C.(3) below. If a plea by the account has been received, then the Lafayette Airport Commission’s General Counsel and the Chairman of the Finance Committee of the Lafayette Airport Commission will be so advised and further direction from them will be followed.

(3)

In the event that action specified in C.(2) above, does not ultimately result in payment or clearing of the account, the Lafayette Airport Commission will file suit, institute eviction proceedings and/or institute any other action available to, and directed by the Lafayette Airport Commission, until the matter is satisfied.

/s/ GREGORY M. ROBERTS
DIRECTOR OF AVIATION
LAFAYETTE AIRPORT COMMISSION

“APPENDIX E”

INSURANCE REQUIREMENTS

LEASE

S. E. EVANGELINE THRUWAY - 1999

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

The LESSEE shall keep all structures on the premises insured to the value extent of not less than one hundred (100%) percent of the replacement value, exclusive of foundation, with a deductible of not more than ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), which deductible may be amended from time to time by agreement with the LAC, such replacement value to be re-established each three (3) years during the term hereof against damage or loss by fire, windstorm, cyclones, tornados, hail, explosion, riot, civil commotion, aircraft, vehicle, and smoke under the extended form of extended coverage endorsement prescribed as of the effective date of the said insurance by the rating organization having jurisdiction.

The LAC has, for purposes of this Bid, established the replacement value, exclusive of foundation, of new construction as one hundred (100%) percent of actual construction cost.

At the sole option of the LAC, the CONTRACTOR/LESSEE/TENANT, where applicable, shall not have the option of purchasing said insurance and paying the premium thereon, but shall reimburse the LAC for any premiums which it shall pay for the cost of said insurance.

The CONTRACTOR/LESSEE/TENANT shall defend and hold the Parish of Lafayette, City of Lafayette, LAC, and the Commissioners thereof individually, the Director of Aviation and all other LAC personnel, its and/or their officers, agents, and employees (hereinafter referred to as INDEMNITIES) harmless from and indemnify them from all suits, claims, demands, actions, and/or causes of action and/or rights of action of any kind or nature in any way arising out of, and/or resulting from the use of the premises leased herein including, but without limitation, any liability for injury to (including death of) and/or damages to any persons, firms, corporations, partnerships, limited liability companies and/or parties whomsoever, and/or property (including without limitation the Parish of Lafayette, City of Lafayette and/or LAC’s premises), located in, on and/or about the Parish of Lafayette, City of Lafayette and/or LAC’s premises whether caused by the sole and/or joint negligence of the CONTRACTOR/LESSEE/TENANT, its approved Sub-lessees/Contractors, and/or their agents, employees, invitees, licensees, and/or representatives, and including but without limitation any claims made under any strict liability concept, theory and/or law. CONTRACTOR/LESSEE/TENANT shall pay all expenses and attorneys fees incurred in defending any such claims against the INDEMNITIES. Additionally, CONTRACTOR/LESSEE/TENANT shall ensure that all Insurance Policies covering its operations at the Lafayette Regional Airport shall include the Lafayette Airport Commission as an Additional Insured and Certificate Holder. The LAC shall require thirty (30) days pre-notification of cancellation of said Policies.

Anything herein to the contrary notwithstanding, CONTRACTOR/LESSEE/TENANT shall not assign to any insurer by way of subrogation, or otherwise, any rights of action that CONTRACTOR/LESSEE/TENANT may have against LAC for any loss to any of CONTRACTOR’s/LESSEE’s/TENANT’s property in or on said premises covered in insurance. LAC shall not assign to any insurer by way of subrogation, or otherwise, any right of action that LAC may have against CONTRACTOR/LESSEE/TENANT for any loss to LAC’s property or other improvements on said premises covered by insurance.

The CONTRACTOR/LESSEE/TENANT agrees that at all times, after the execution of the Contract/Lease/Agreement, it will indemnify, and hold harmless, the LAC, it’s Commissioners, employees and representatives, the City of Lafayette and the Parish of Lafayette, Louisiana against and from any and all liabilities, losses, suits, actions, claims, demands, damages, expenses and costs, of every kind and nature, incurred by or asserted or imposed against the LAC and it’s respective agents or employees or any of them, by reason of any accident or injury, including death, or damages to any person or property, howsoever caused, resulting from or growing out of any act or commission or omission of the CONTRACTOR/LESSEE/TENANT, it’s successors, agents, employees, invitees or any other similar type persons whomsoever. Certificates of insurance evidencing such Comprehensive General Liability and Contractual Liability coverage shall be furnished to the LAC.

The CONTRACTOR/LESSEE/TENANT hereby releases and discharges the LAC, it’s Commissioners, representatives and employees of, and from, any and all liability, claims for damages and/or relief of any kind, whether legal or equitable or from any action or cause of action arising or alleged to arise out of the performance of work pursuant to the Contract/Lease/Agreement between the CONTRACTOR/LESSEE/TENANT and it’s Contractors or by the CONTRACTOR/LESSEE/TENANT for any of it’s customers.

The CONTRACTOR/LESSEE/TENANT shall pay all claims lawfully made against it by it’s Contractors, sub-Contractors, materialmen, and workmen, and all claims lawfully made against it by other third persons arising out of or in connection with the performance of work, and shall cause it’s Contractors and sub-Contractors to pay all such claims lawfully made against them. Nothing herein contained shall be deemed to constitute consent to the creation of any lien or claim against the premises, or any improvements thereto or thereon.

The CONTRACTOR/LESSEE/TENANT or it’s Contractors shall, prior to the start of any construction work, procure and maintain in effect during the performance of all construction work, Workman’s Compensation, Comprehensive Public Liability Insurance, Automotive Insurance, including Bodily Injury and Death, and Property Damage Liability, which shall be in addition to all policies of insurance otherwise required by the Contract/Lease/Agreement, in limits no lower than those set forth for such categories of insurance in the following schedule:

Comprehensive General Liability
A. Combined Single Limit	$1,000,000 per occurrence
B. Aggregate	$2,000,000
C. Workman’s Compensation	Statutory
D. Fire Legal Liability	$100,000
E. Umbrella (over and above these minimums)	$1,000,000

As to any insurance required by the provisions of this or any other section of the Contract/Lease/Agreement to be secured by the CONTRACTOR/LESSEE/TENANT, a certificate or certificates evidencing the existence thereof, except as otherwise herein required, shall be delivered to the LAC at least ten (10) days prior to beginning of the term of this Contract/Lease/Agreement. Each such copy or certificate shall contain a valid provision or endorsement that the policy will not be materially modified, canceled, terminated, or reduced to adversely affect this Contract/Lease/Agreement without giving thirty (30) days written advance notice thereof to the LAC. The insurance policies shall be available for inspection by representatives of the LAC at the offices of the CONTRACTOR/LESSEE/TENANT. All renewal policies or certificates relating thereto shall be delivered to the LAC at least thirty (30) days prior to the expiration date of each expiring policy except for any policy expiring after the date of expiration of the letting.

CONTRACTOR/LESSEE/TENANT shall, without expense to the LAC, ensure that all Insurance Policies covering its operations at the Lafayette Regional Airport include the Lafayette Airport Commission as an Additional Insured and Certificate Holder. The LAC shall require thirty (30) days pre-notification of cancellation of said Policies.

CONTRACTOR/LESSEE/TENANT shall, without expense to the LAC, during the full term hereof and becoming effective on the date of letting or the date of official occupancy, whichever shall first occur, obtain and cause to be kept in force, Liability Insurance Coverage, in the amounts hereinafter stated, including, but not limited to, the liability set forth in the indemnification paragraph, Comprehensive General Liability coverage, including products, completed operations, Contractual, covering this Contract/Lease/Agreement, Automobile Liability and Workman’s Compensation. The required minimum limits of coverage shall be as follows:

Comprehensive General Liability
A. Combined Single Limit	$1,000,000 per occurrence
B. Aggregate	$2,000,000
C. Fire Legal Liability	$100,000
D. Umbrella (over and above these minimums)	$1,000,000
Comprehensive Automobile Insurance
A. Combined Single Limit	$1,000,000 per occurrence

Professional Liability Insurance, when applicable
A. Combined Single Limit	$2,000,000 per occurrence
Workman’s Compensation
A. Employer’s Liability	Statutory
Aircraft Liability, when applicable
A. Bodily Injury Liability	$500,000 per person
$1,000,000 per occurrence
B. Property Damage Liability	$1,000,000 per occurrence
Passenger Liability, when applicable
A. Bodily Injury Liability	$500,000 per person
$1,000,000 per occurrence
Hangarkeeper’s Liability, when applicable	$1,000,000 per occurrence

Insofar as said insurance provides protection against liability for damage to third party for personal injury, death and property damage, the LAC shall be named as an additional insured, provided, however, such liability insurance coverage shall also extend to damage, destruction, and injury, to LAC owned or leased property other than structures or premises and LAC personnel, and caused by, or resulting from work, acts, operations or omissions of CONTRACTOR/LESSEE/TENANT, it’s officers, agents, employees, licensees, invitees, and independent contractors. The LAC shall have no liability for any premiums charged for such coverage, and the inclusion of the LAC as a named additional insured is not intended to, and shall not make the LAC a partner or joint venturer with CONTRACTOR/LESSEE/TENANT. The minimum coverage herein set forth is in no way to be construed to limit the amounts of coverage desired by the CONTRACTOR/LESSEE/TENANT.

THE CONTRACTOR/LESSEE/TENANT IS ADVISED THAT ALL AMOUNTS OF INSURANCE COVERAGE HEREINABOVE PROVIDED ARE MINIMUMS AND IN NO WAY ARE THEY TO BE CONSIDERED ADEQUATE TO INSURE A PARTICULAR CONTRACTOR’s/LESSEE’s/TENANT’s INTEREST OR LIABILITY. THE DECISION AS TO ADEQUATE INSURANCE COVERAGE MUST BE MADE BY THE INDIVIDUAL CONTRACTOR/LESSEE/TENANT BASED UPON ITS OWN BUSINESS EXPERIENCE AND REQUIREMENTS, AS WELL AS THE REQUIREMENTS OF THIS CONTRACT/LEASE/AGREEMENT.

NOTHING HEREIN CONTAINED SHALL PROHIBIT THE LAC FROM WAIVING ANY INSURANCE COVERAGE REQUIREMENTS WHERE THERE IS NO RISK INVOLVED AND WHERE THERE IS DEMONSTRATED TO THE LAC, IN WRITING, THAT THERE IS NO COVERAGE NECESSARY.

APPROVED AND ACCEPTED:

Witness:	LAFAYETTE AIRPORT COMMISSION

/s/ Kathleen McCall	by:	/s/ Donald J. Higginbotham
(Signature)
	Name:	Donald J. Higginbotham
	Title:	CHAIRMAN

Witness:	LESSEE/CONTRACTOR: PETROLEUM HELICOPTERS, INC.

/s/ Donna Wall	by:	/s/ Ben Schrick
(Signature)
	Name:	Ben Schrick
	Title:	Chief Operating Officer

CERTIFICATE(S) OF INSURANCE COVERAGE

(ATTACH PROOF OF COVERAGE TO THIS PAGE)

J&H MARSH & MCLENNAN Please be Advised that insurance has been issued as follows:	601 Poydras Street, Suite 1850 New Orleans, LA 70130-6031	CERTIFICATE OF INSURANCE S-333

Name and address of insured:	1) PETROLEUM HELICOPTERS, INC.; 2) INTERNATIONAL HELICOPTER TRANSPORT, INC. Post Office Box 578, Metairie, Louisiana 70004-0578

Location of Operation: Worldwide
Coverages for which Insurance is afforded and Limits of Liability	Policy Number and Company and Policy Period

WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY:

(A) Statutory Workers’ Compensation (B) All States Endorsement; (C) Longshore and Harborworkers’ Act Endorsement; (D) Outer Continental Shelf Lands Act Endorsement; (E) Employer’s Liability, $1,000,000. each accident; (F) Maritime Endorsement, Masters and Members of Crews of Vessels, subject to Limit of Liability $1,000,000. each person/$ 1,000,000. each accident, and including Voluntary Compensation; (G) Voluntary Compensation - Foreign, subject to Limit of Liability of $1,000,000. each person/$ 1,000,000, each accident; and (H) “In rem” Endorsement.

7111-03-180001 Employers Insurance of Wausau MAY 1, 1998 to MAY 1, 2001

AIRCRAFT LIABILITY INSURANCE, Including:

Helicopters and Fixed Wing Operations, (Owned or Non-Owned):

Aircraft Bodily Injury (Including Passengers) and Property Damage Liability, subject to a Combined Single Limit of Liability of $2,000,000. each occurrence.

SIHLI-8688 United States Aircraft Insurance Group MAY 1, 1998 to MAY 1, 2001

COMPREHENSIVE GENERAL LIABILITY, Including Airport Liability:

Premises Operations, Products and Completed Operations, Contractual Liability and Hangarkeepers Liability; Subject to a Combined Single Limit of Liability of $3,000,000. per occurrence for Bodily Injury and Property Damage.

SIHLI-8688 United Stales Aircraft Insurance Group MAY 1, 1998 to MAY 1, 2001

(Refer to reverse for Additional Insured and Waiver of Subrogation provisions.)

This (Certificate is issued as a matter of Information only and confers no rights upon the Certificate Holder other than provided by these policies this not amend, extend or after the coverage afforded by the policies described herein. This is to certify that the policies of Insurance described herein have been issued to the insured named herein for the policy period indicated Notwithstanding any requirement, term or condition of any contract or other document with respect to which the Certificate may be issued or may pertain, the Insurance afforded by the policies described herein is subject to all the terms, conditions and exclusions of such policies. Limits shown may have been reduced by paid claims Should any of the policies described herein be cancelled before the expiration date thereof, the insurer affording coverage will endeavor to mail 30 days’ written notice to the Certificate Holder named herein, but failure to mall such notice shall impose no obligation or liability of any kind upon the insurer affording coverage, its agents or representatives.

Certificate Holder	J&H MARSH & MCLENNAN OF LOUISIANA, INC.

Lafayette Airport Commission	By:	/s/ Ouida Turner
Lafayette Regional Airport		Ouida Turner
200 Terminal Dr. Lafayette, LA 70508-2159	Date:	December 18, 1998

EC98.310

J&H MARSH & MCLENNAN	601 Poydras Street, Suite 1850 New Orleans, LA 70130-6031	CERTIFICATE OF INSURANCE A-106

Please be Advised that Insurance has been Issued as follows:

Name and address of insured:	PETROLEUM HELICOPTERS, INC. Post Office Box 578, Metairie, Louisiana 70004-0578

Location of Operation: Worldwide
Coverages for which insurance is afforded and Limits of Liability	Policy Number and Company and Policy Period
Business Automobile Liability, (Owned or Non-Owned): Bodily Injury and Property Damage Liability	1629-00-122831 (LA & All Other) 1629-02-122831 (Texas)

$2,000,000 each occurrence	Employers Insurance

Combined Single Limit	of Wausau

* Includes owned, hired and non-owned automobiles	May 1, 1998

to

May 1, 1999

This Certificate is issued as a matter of Information only and confers no rights upon the Certificate Holder other than those provided by these policies. This Certificate does not amend, extend or after the coverage afforded by the policies described herein. This is to certify that the policies of insurance described herein have been issued to the insured named herein for the policy period Indicated Notwithstanding any requirement, term or condition of any contract or other document with respect in which the Certificate may be issued or may pertain, the Insurance afforded by the policies described herein is subject to all the terms, conditions and exclusions of such policies. Limits shown may have been reduced by paid claims Should any of the policies described herein be cancelled before the expiration date thereof, the insurer affording coverage will endeavor to mall 30 days’ written notice to the Certificate Holder named herein, but failure to mall such notice shall impose no obligation or liability of any kind upon the insurer affording coverage, its agents or representatives.

Certificate Holder	J&H MARSH & MCLENNAN OF LOUISIANA, INC.

Lafayette Airport Commission	By:	/s/ Ouida Turner
Lafayette Regional Airport		Ouida Turner Vice President
100 Terminal Dr. Lafayette, LA 70508-2159	Date:	December 18, 1998

Telephone: (504) 522-8541

198.106

“APPENDIX F”

SECURITY REQUIREMENTS

LEASE

S. E. EVANGELINE THRUWAY - 1999

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

PETROLEUM HELICOPTERS, INC. (LESSEE) hereby certifies that they understand, can and will comply with the requirements of the currently effective FAA approved Lafayette Regional Airport’s Security Program, and further understands that such Airport Security Program requirements constitutes a continuing obligation and condition of the Contract and must be maintained throughout the term of the Lease for all of LESSEE’S operations at the LRA and all of LESSEE’S employees, whenever assigned to duties or functions at the LRA.

Accordingly, LESSEE certifies that a background check will be completed, to the extent required by the Lafayette Regional Airport Security Program, on each individual who will be in any locale on the Lafayette Regional Airport having access to the Air Operating Area (AOA).

Additionally, each individual who qualifies, as set forth in the current Lafayette Regional Airport Security Program and the Lafayette Airport Commission Ordinance No. 80-2, will be required to continually display a Lafayette Regional Airport issued Security Identification Badge while in the Air Operating Area. The cost of badging of all of LESSEE’S employees and the accountability for badges issued will be assumed by the LESSEE.

Date:	April 1, 1999

Signature:	/s/ Ben Schrick

(Type or Print)

By:	Ben Schrick
Title:	Chief Operating Officer
Firm:	PETROLEUM HELICOPTERS, INC.

“APPENDIX G”

DISADVANTAGED BUSINESS ENTERPRISE STATEMENT

LEASE

S. E. EVANGELINE THRUWAY - 1999

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

The Lafayette Airport Commission actively seeks and encourages the participation of Disadvantaged Business Enterprises in all Leases/Contracts or procurements let for goods and services and works of public improvement. Disadvantaged Business Enterprise (DBE) means a small business concern that is owned (51%) and controlled by one or more socially and economically disadvantaged individuals, including, for purposes of this definition, women.

Section 511(h) was recently added to the Airport and Airway Improvement Act (AAIA) of 1982, as amended. This section will permit airport sponsors to count new forms of Disadvantaged Business Enterprise (DBE) participation toward the overall annual goals of a DBE concession plan, required under Subpart F of CFR Part 23.

Anticipatory to notification of FAA requirements and guidelines in this area, LESSEE is required to submit annual reports of Disadvantaged Business Enterprise participation in the Lease/Contract herein. The Lafayette Airport Commission strongly encourages all LESSEES to develop a business listing of supply and equipment sources which qualify as Disadvantaged Business Enterprise firms and to thoroughly document purchases or leases accordingly.

Bidders/Contractors who are found to have not complied will hold the Lafayette Airport Commission harmless in the event of third party action and/or will otherwise be subject to prosecution by appropriate parties.

Bidders shall acknowledge this hold harmless provision by executing as provided below.

ACKNOWLEDGED:

Date:	April 1, 1999

Signature:	/s/ Ben Schrick

(Type or Print)

By:	Ben Schrick
Title:	Chief Operating Officer
Firm:	PETROLEUM HELICOPTERS, INC.

BID PROPOSAL DOCUMENT

LEASE

INFRASTRUCTURE COMPLEX

S. E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

OFFERED BY THE

LAFAYETTE AIRPORT COMMISSION

This entire Bid Document must be kept intact and submitted in It’s entirety. This document consists of Forty-Three (43) pages.

Wednesday, November 25, 1998

“NOTICE TO BIDDERS”

LEASE

INFRASTRUCTURE COMPLEX

S. E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

Notice is hereby given that the Lafayette Airport Commission, hereinafter referred to as “LAC”, acting pursuant to the authority of L.R.S. 2:131 et seq., L.R.S. 2:601 et seq., and the applicable provisions of L.R.S. 41:1211 et seq., will receive sealed Bids at the Office of the Director of Aviation, Terminal Building, Lafayette Regional Airport, 200 Terminal Drive, Lafayette, Louisiana 70508-2159, until 2:00 p.m., local time, on Tuesday, January 05, 1999 for the following described purposes. All Bids submitted after that time will be returned unopened.

The LAC desires to lease a certain parcel of ground containing approximately 27.5 acres, and the facilities and improvements to be constructed thereon, located on the S. E. EVANGELINE THRUWAY at Lafayette Regional Airport, Lafayette, Louisiana, with such limitations and restrictions as are more fully described in the BID PROPOSAL document.

The property to be leased is described in “EXHIBIT A”,

“EXHIBIT B” and “EXHIBIT C” of “APPENDIX D - LEASE”.

The Primary Term of this Lease shall extend for a period of twenty (20) years, commencing on the date of initial occupancy which is to be mutually agreed upon between the parties.

The “BID PROPOSAL DOCUMENT”, which includes the proposed Lease, may be obtained at the office of the Director of Aviation, Terminal Building, Lafayette Regional Airport. EACH INTERESTED PARTY REQUESTING A BID PROPOSAL DOCUMENT WILL BE REQUIRED TO SUBMIT, TO THE LAC, A TEN AND NO/100 DOLLAR ($10.00) NON-REFUNDABLE DEPOSIT TO COVER THE COST OF REPRODUCTION.

A Pre-Bid Conference will be held in the office of the Lafayette Airport Commission, Lafayette Regional Airport Terminal Building, 200 Terminal Drive, Lafayette, Louisiana 70508-2159, at 2:00 p.m., local time, Thursday, December 17, 1998. All interested parties are encouraged to attend.

The Lease will be awarded to the Bidder determined by the LAC to have made the most responsible Bid, and it’s determination shall be final, but subject to the approval of the Louisiana Department of Transportation and Development, and the Federal Aviation Administration. The LAC reserves the right to reject any and all proposals. All interested and qualified persons are invited to submit proposals.

LAFAYETTE AIRPORT COMMISSION

/s/ Gregory M. Roberts
Director of Aviation
Lafayette Regional Airport

TO BE ADVERTISED:

Wednesday, November 25, 1998

Tuesday, December 01, 1998

Thursday, December 10, 1998

Wednesday, December 16, 1998

Tuesday, December 22, 1998

BID DOCUMENT

LEASE

INFRASTRUCTURE COMPLEX

S. E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

CONTENTS:

1.	NOTICE TO BIDDERS

2.	INSTRUCTIONS TO BIDDERS

3.	APPENDIX A - AFFIDAVIT

4.	APPENDIX B - BID PROPOSAL

5.	APPENDIX C - QUALIFICATION FORM

6.	APPENDIX D - LEASE

7.	APPENDIX E - INSURANCE REQUIREMENTS

8.	APPENDIX F - SECURITY REQUIREMENTS

9.	APPENDIX G DISADVANTAGED BUSINESS ENTERPRISE STATEMENT

10.	APPENDIX H - ADDENDUM/ADDENDA

11.	APPENDIX I - BID SECURITY

“INSTRUCTIONS TO BIDDERS”

LEASE

INFRASTRUCTURE COMPLEX

S. E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

THE BID MUST BE MADE UPON EACH ITEM OF THIS ENTIRE “BID PROPOSAL DOCUMENT” AND ON THE BLANK FORM OF “APPENDIX B - BID PROPOSAL” ATTACHED HERETO.

 NOTE: EACH INTERESTED PARTY REQUESTING A BID PROPOSAL DOCUMENT WILL BE REQUIRED TO SUBMIT, TO THE LAC, A TEN AND NO/100 DOLLAR ($10.00) NON-REFUNDABLE DEPOSIT TO COVER THE COST OF REPRODUCTION.

1.	Advertisement:

In accordance with a Resolution, adopted by the Lafayette Airport Commission, hereinafter referred to as “LAC”, an advertisement for proposals to Lease a certain parcel of ground containing approximately 27.5 acres, and the facilities and Improvements to be constructed thereon, located on the S. E. EVANGELINE THRUWAY at Lafayette Regional Airport, Lafayette, Louisiana, will appear In the Lafayette Daily Advertiser (local journal) and any other publication the LAC deems appropriate.

2.	Pre-Bid Conference:

A Pre-Bid Conference will be held in the LAC Conference Room, Lafayette Regional Airport Terminal Building, 200 Terminal Drive, Lafayette, Louisiana 70508-2159, at 2:00 p.m., local time, Thursday, December 17, 1998. All interested parties are encouraged to attend.

The purpose of the Pre-Bid Conference is to familiarize Bidders with the requirements of the project and the intent of the Lease/Contract documents, and to receive comments and information from interested Bidders. Any revision of the Bid Documents made as a result of the Pre-Bid Conference shall not be valid unless included in an Addendum Issued in accordance with these Instructions To Bidders. All interested parties are encouraged to attend the Pre-Bid Conference. The LAC staff will not discuss the requirements of the project and/or the intent of the lease/contract documents prior to receiving bids except at the Pre-Bid Conference.

3.	Bid Proposal:

Sealed Bids, entitled “BID PROPOSAL DOCUMENT - LEASE - INFRASTRUCTURE COMPLEX, S. E. EVANGELINE THRUWAY - 1998 - LRA”, will be received at the Office of the Director of Aviation, Second Floor, Lafayette Regional Airport Terminal Building, 200 Terminal Drive, Lafayette, Louisiana 70508-2159, until 2.00 p.m., local time, Tuesday, January 05, 1999, and thereafter will be publicly opened and read. The Bidder is reminded that the entire “BID PROPOSAL DOCUMENT” must be kept intact and submitted in it’s entirety.

The Lafayette Airport Commission will not consider any bid not prepared and submitted in accordance with the provisions set forth herein and will return the entire packet/contents to the submitter. The Lafayette Airport Commission may waive any Informalities or reject any and all bids. Any bid may be withdrawn prior to the above scheduled time for the opening of bids or authorized postponement thereof. Any bids received after the time and date specified shall not be considered and will be returned unopened. No Bidder may withdraw a bid within sixty (60) days after the actual date of the opening thereof.

The LAC will determine and select the most responsible Bid among all parties making timely proposals.

4.	Bid Security (Certified Check/Cashier’s Check/Bid Bond/Letter Of Credit):

The Bid must be accompanied by either: (1) a Certified Check, in the amount of $3,600.00; (2) a Cashier’s Check, in the amount of $3,600.00; (3) a standard commercial Guaranty Bond, written by a company qualified to act as Surety in Louisiana, in the amount of $3,600.00; or, (4) an irrevocable Letter Of Credit, in the amount of $3,600.00; either of which will be payable to the LAC upon presentation, by an appropriate authorized representative of the LAC, of an affidavit setting forth that the successful Bidder has refused or neglected to execute/the Lease/Contract. The Bid Security, regardless of the form, is to be affixed to the page of this Bid Document labeled “APPENDIX I - BID SECURITY”.

5.	Release Of Bid Security (Certified Check/Cashier’s Check/Bid Bond/Letter Of Credit) And Submittal Of Proof Of Insurance:

The Director of Aviation will return or release all unsuccessful parties’ Bid Security (Certified Check/Cashier’s Check/Bid Bond/Letter Of Credit) within ten (10) days after the LAC has executed a Lease/Contract with the successful Bidder. Upon submittal of satisfactory evidence of insurance, and recordation of the executed Lease/Contract, the Bid Security (Certified Check/Cashier’s Check/Bid Bond/Letter Of Credit), submitted by the successful Bidder, will be returned to that Bidder/Contractor.

6.	Forfeiture:

The successful Bidder will be required to enter into a Lease/Contract, In the form attached, with the LAC within a reasonable time, usually thirty (30) days, and to submit evidence, satisfactory to the LAC, of insurance in accordance with “APPENDIX E - INSURANCE REQUIREMENTS”, on or before the effective date of the Lease/Contract. If the successful Bidder refuses or neglects to execute the Lease/Contract and provide the evidence of Insurance documents, within the time specified in the notice of the award, the Bid Security (Certified Check/Cashier’s Check/Bid Bond/Letter Of Credit), submitted with the Bid, shall be forfeited by the Bidder and retained by the LAC as liquidated damages. No plea, by the successful Bidder, of error or mistake in his Bid shall be available to his Bidder as a basis for the recovery of it’s Bid Security (Certified Check/Cashier’s Check/Bid Bond/Letter Of Credit).

7.	Selection Of Other Than Successful Bidder:

In the event that the selected Bidder does not execute the Lease/Contract created by the acceptance of it’s Bid, the LAC reserves the right to accept the Bid of any other Bidder. Neither the exercise of such option nor the failure to do so shall operate as a release by the LAC of the defaulting Bidder as to any rights or remedies which the LAC may have against such defaulting Bidder.

8.	Signature Of Bidder:

The firm, corporation or individual name of the Bidder must be signed, in ink, by the Bidder in the space provided for the signature on the “BID PROPOSAL”.

In the case of a corporation, the title of the officer signing must be stated and must be thereunto duly authorized by annexed Corporate Resolution. In case of a partnership, the signature of a duly authorized partner must follow the firm name, using the term “Member of the Firm” or “Partner”. In the case of a Joint Venture, the signature of a duly authorized representative must follow the name under which the Bid is being submitted. Additionally, Corporate Resolutions authorizing the creation of the Joint Venture, the submittal of the Bid and designating the duly authorized representative must be annexed thereto. In the case of an individual, use the term, “Doing Business As ”, or, “Sole Owner”.

9.	Evidence Of Ability To Do Work:

Bidders must present evidence that they are fully competent and have the necessary facilities, experience and pecuniary resources to fulfill the conditions of the Bid. To provide the LAC with information on this point, Bidders must submit, as part of this Bid, information stipulated in “APPENDIX C - QUALIFICATION FORM”, attached hereto. Bidders unable to qualify as to the minimum financial and experience requirements, may be disqualified. The LAC reserves the right to disqualify any Bidder, who, in the LAC’s opinion, does not have adequate qualifications. Failure to include this questionnaire, with all questions completely answered, will cause disqualification of that Bidder, at the discretion of the LAC.

Corporate Bidders must be qualified to do business In Louisiana.

The Qualifications required of the Bidder hereinabove, are also required of any Sub-Lessee/Contractor proposed by the Bidder to accomplish any work on behalf of the Bidder for the proposed Lease/Contract, and the Bidder, on behalf of any such Sub-Lessee(s)/Contractor(s) is required to submit, as part of this bid, information stipulated in “APPENDIX C - QUALIFICATION FORM”, attached hereto. The “QUALIFICATION FORM” should be photocopied as may be necessary for Sub-Lessee(s)/Contractors. Failure to include “APPENDIX C - QUALIFICATION FORM”, Including Sub-Lessee(s)/Contractor(s), If applicable, will cause disqualification of Bidder.

10.	Bid Completion:

Each bid must be submitted on the prescribed form. All blank spaces for bid prices must be filled in, in ink or typewritten and the amounts given in words and figures. Where a discrepancy occurs between the written word and the figures, the written word will prevail. No alterations in the printed forms provided by the LAC will be permitted. No Bid shall, In any manner, be conditioned, and any conditioned Bid may be rejected.

11.	Bid Presentation;

The Bid must be presented in a sealed envelope addressed to the Director of Aviation, with the words “BID PROPOSAL DOCUMENT - LEASE - S. E. EVANGELINE THRUWAY - 1998 - LRA”, plainly written across the face of the envelope. The name and address of the Bidder submitting the Bid must also appear on the face of the envelope. If forwarded by mail, the sealed envelope containing the Bid must be enclosed in another mailing envelope addressed to the Lafayette Airport Commission at the above designated location for opening of the bids. The Bidder is reminded that this package, the entire “BID PROPOSAL DOCUMENT”, must be kept intact and submitted in it’s entirety.

12.	Telegraphic Modification:

Any Bidder may modify his bid by facsimile, telegraphic, mail or hand-delivered, written communication at any time prior to the scheduled closing time for receipt of bids, provided such communication is received by the Lafayette Airport Commission prior to the Bid Opening time, and, provided further, the Lafayette Airport Commission is satisfied that the original modification with the signature of the Bidder was originated prior to the closing time. The communication should not reveal the bid amount(s) but should provide the addition or subtraction or other modification so that the final prices or terms will not be known by the Lafayette Airport Commission until the sealed bid is opened. If the original written confirmation is not received within two days from the closing time, no consideration will be given to the modification.

13.	Non-collusion Clause:

In addition to submitting the basic “APPENDIX B - BID PROPOSAL”, and the “APPENDIX C - QUALIFICATION FORM”, the Bidder shall also submit an “APPENDIX A - AFFIDAVIT”, identifying the individual, partnership, joint venture, corporation or limited liability company submitting the Bid, and staling that neither Bidder nor It’s agents, nor any other party for it or on it’s behalf, has paid or agreed to pay, directly or indirectly, any person firm or corporation, valuable consideration for assistance in procuring, attempting to procure, the lease/Contract herein referred to, and further agreeing that no such consideration or award will be hereafter paid.

This “APPENDIX A - AFFIDAVIT” must be on the form attached hereto.

14.	Disqualification Of Interested Parties:

More than one Bid from the Bidder, under the same or different names, will not be considered. Reasonable grounds for believing that the Bidder has interest in more than one Bid will cause the rejection of all Bids in which the Bidder is interested. One or all Bids will be rejected if there is reason for believing that collusion exists among the Bidders and no participant in such collusion will be considered in future Bids.

Bids will not be accepted from any Bidder that is in arrears or is in default to the LAC upon any debt, contract or lease or that is a defaulter as Surety or otherwise, upon any obligation to the LAC, or has failed to faithfully perform any previous contract/lease with the LAC.

15.	Payments:

The “APPENDIX B - BID PROPOSAL”, specifies rental payments that the Bidder proposed to make to the LAC.

16.	Opening Of Bids:

At the time and place set forth for the opening and reading of Bids, each and every Bid, received at, or prior to, the scheduled closing time for receipt of Bids, will be publicly opened, and only “APPENDIX B - BID PROPOSAL”, or the essence of it, will be read aloud.

Any Bid received after the scheduled closing time for receipt of the Bids will be returned to the Bidder, unopened.

17.	Withdrawing The Bids:

A Bidder may withdraw his Bid, at any time, prior to the date and time set for the opening of Bids. This will not preclude the submission of another Bid by such Bidder at, or prior to, the date and time set for the opening of Bids.

After the scheduled time for the opening of Bids, no Bidder will be permitted to withdraw his Bid unless the award is delayed for a period exceeding sixty (60) days from the final date of the receipt of Bids.

18.	Evaluation Of Proposals:

In evaluating the Bids, consideration will be given to the Bids which provide the required information to the LAC, and the Bidder’s ability to perform.

The LAC will make the final judgment and determination as to which of all the Bidders has offered the best, most responsible Bid. The LAC will employ such analysis techniques and professional consultants as it deems necessary to make such judgment.

The LAC may request the submission of additional information to assist in the evaluation of the Bids, and the Bidders will be expected to cooperate fully with such a request.

The right is reserved, by the LAC, to waive any irregularities in any Bid, to reject any or all Bids, to re-advertise for Bids, if desired, and to accept the Bid which, in the judgment of the LAC, even though it does not offer the highest direct financial return, is nevertheless deemed the most advantageous for the public and the LAC, i.e., the most responsible Bid. Any Bid which is incomplete, conditions obscure, or which contains additions not called for, or irregularities of any kind, may be cause for rejection of the Bid. In the event of default of the successful Bidder, or his refusal to enter into a Lease/Contract with the LAC, the LAC reserves the right to accept the Bid of any other Bidder without the necessity of re-advertisement.

19.	Time For Award:

The LAC will ordinarily make an award, or reject all Bids received on this proposal, at it’s next Regular Meeting following the opening of the Bids, but may, In it’s discretion, extend such action for up to sixty (60) days. Extensions beyond the sixty (60) day period may be made with the consent of Bidders. Any Bidder who declines to consent to the extension above described, shall be entitled to withdraw it’s Bid in lieu of consent to the extension of award beyond the sixty (60) days.

20.	Explanations, Written And Oral:

Should a Bidder find a discrepancy in, or omission from, the “INSTRUCTIONS TO BIDDERS”, or “BID PROPOSAL”, or should Bidder be in doubt as to their meaning, Bidder shall at once notify, in writing, the Director of Aviation, Lafayette Regional Airport, who will send, as may be applicable, written Addendum or clarification to all Bidders. The LAC will not be responsible for any oral instructions. Addendum may be required to clarify, or amend, any portion of the “BID PROPOSAL DOCUMENT”. Any written Addendum to the “BID PROPOSAL DOCUMENT”, from the Director of Aviation, Lafayette Regional Airport, should be attached to “APPENDIX H - ADDENDUM/ADDENDA” of this document, prior to submittal of the Bid.

21.	Bidder Responsible For Proposal:

The Bidder shall carefully examine the terms of the Lease/Contract and the Lafayette Regional Airport, the specific areas and conditions relating to services to be provided under the Lease/Contract prior to the Bid opening, and shall judge for itself all the circumstances and conditions affecting his proposal. At the time of the opening of bids, each Bidder will be presumed to have inspected the site and to have read and to be thoroughly familiar with the Lease/Contract and Specifications (including all addenda). The failure or omission of any Bidder to examine any form, instrument or document shall in no way relieve the Bidder from any obligation in respect of this bid, and will not relieve the successful Bidder of his obligation to furnish all material and/or labor necessary to carry out the provisions of the Lease/Contract.

22.	Definitions:

The term “LAC”, as used in this “BID PROPOSAL DOCUMENT”, means the Lafayette Airport Commission, Lafayette, Louisiana, and where context speaks of the approval of the LAC, such approval is understood to be manifest by an act of the Lafayette Airport Commission, or it’s duly authorized representative.

The term “LRA” means the Lafayette Regional Airport, Lafayette, Louisiana.

All personal pronouns used in this “BID PROPOSAL DOCUMENT” shall include the other genders, whether used In the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

23.	Modification Of Lease/Contract:

The LAC reserves the right to modify the Lease/Contract, in any way that Is necessary and mutually satisfactory to the LAC and the successful Bidder, to prevent undue limitation and/or restrictions in the development of the Lafayette Regional Airport or which would, in any manner, be otherwise detrimental to the Public.

24.	Continuity:

The Lease/Contract attached hereto, as well as the statements and “BID PROPOSAL” which accompany the Bid, and which are accepted therewith, and which do not conflict with the provisions herein contained shall be part of the Lease/Contract that is entered into for the rights and privileges described herein.

25.	Governmental Approval:

The Lease/Contract, attached hereto, and all construction to be undertaken according to that Lease/Contract, are subject to the appropriate reviews and approval of the Federal Aviation Administration and the Louisiana Department of Transportation and Development, which approval may or may not occur until after the Lease/Contract is awarded and the parties will be required to amend the lease document to conform to FAA and/or LA DOTD directives. In submitting his bid, Bidder agrees to this requirement.

26.	Insurance:

The successful Bidder will be required to obtain and maintain, in force, continuously, Insurance, pursuant to the Lease/Contract and as set forth in “APPENDIX E - INSURANCE REQUIREMENTS” and as initially evidenced satisfactorily to the LAC, or, on or before the effective date of the Lease/Contract. Additionally, the successful Bidder will ensure that all Insurance Policies covering its operations at the Lafayette Regional Airport shall include the Lafayette Airport Commission as a Named Additional Insured and Certificate Holder. The LAC shall require ten (10) days pre-notification of cancellation of said Policies.

27.	Execution Of Lease/Contract:

The successful Bidder will be issued a notification of award and will, within the time specified, usually thirty (30) days, be required to execute the Lease/Contract, using the “APPENDIX D - LEASE” of the “BID PROPOSAL DOCUMENT”.

28.	Security Requirements:

Bidder’s shall furnish, with their Bid to the Lafayette Airport Commission, in writing, a certification that, if awarded the referenced Contract, they understand, can and will comply with the requirements of the currently effective FAA approved Lafayette Regional Airport’s Security Program, and further understands that such Airport Security Program requirements constitutes a continuing obligation and condition of the Contract and must be maintained throughout the term of the Contract for all of LESSEE/CONTRACTOR’s operations at the LRA and all of LESSEE/CONTRACTOR’s employees, whenever assigned to duties or functions at the LRA.

Accordingly, the LESSEE/CONTRACTOR shall certify to the Lafayette Airport Commission that a background check will be completed, to the extent required by the Lafayette Regional Airport Security Program, on each individual who will be in any locale on the Lafayette Regional Airport having access to the Air Operating Area (AOA).

Additionally, each Individual who qualifies, as set forth in the current Lafayette Regional Airport Security Program and the Lafayette Airport Commission Ordinance No. 80-2, will be required to continually display a Lafayette Regional Airport issued Security Identification Badge while in the Air Operating Area. The cost of badging of all of LESSEE/CONTRACTOR’s employees and the accountability for badges issued will be assumed by the LESSEE/CONTRACTOR.

29.	Non-exclusive Agreement:

The Lease/Contract to be entered into shall be considered a Non-exclusive Lease/Contract, and the Lafayette Airport Commission shall have the right to deal with and perfect arrangements with any other individual(s), firm(s) or corporation(s), for engaging In like activity at the Airport.

30.	Sub-Lease(s)/Contract(s):

The Bidder is specifically advised that any person, firm, or other party to whom it is proposed to award a Sub-Lease/Contract under the Lease/Contract must be acceptable to the Lafayette Airport Commission. The successful Bidder and/or Material Supplier shall supply a list of all Sub-Lessee(s)/Contractor(s) to the Lafayette Airport Commission for Its review and approval, prior to commencement of the Lease/Contract.

31.	Addenda and Interpretations:

No interpretation of the meaning of the Bid Proposal, Lease/Contract and/or Specifications, or other pre-bid documents will be made to any Bidder orally. Every request for such interpretation should be in writing, addressed to the Lafayette Airport Commission, and to be given consideration must be received at least seven (7) calendar days prior to the date fixed for the opening of Bids. Any and all such interpretations and any supplemental instructions will be in the form of written Addenda to the Bid Proposal Document which, if issued, will be mailed to all prospective Bidders (at the respective addresses furnished for such purposes), not later that seventy-two hours prior to the advertised time for opening of bids excluding Saturday, Sunday, and any legal holiday. Failure of any Bidder to receive any such Addendum or interpretations shall not relieve such Bidder from any obligation under his Bid as submitted. All addenda so Issued shall become part of the Contract documents.

32.	Laws and Regulations:

The Bidder’s attention is directed to the fact that all applicable Federal Laws, State Laws, Municipal Ordinances, Airport Ordinances and Policies, and the rules and regulations of all authorities having jurisdiction over the Lafayette Regional Airport shall apply to the Lease/Contract throughout, and they will be deemed to be included in the Lease/Contract the same as though herein written out in full.

33.	Disadvantaged Business Enterprise (DBE) Participation:

The Lafayette Airport Commission actively seeks and encourages the participation of Disadvantaged Business Enterprises in all Leases/Contracts or procurements let for goods and services and works of public improvement. Disadvantaged Business Enterprise (DBE) means a small business concern that is owned (51%) and controlled by one or more socially and economically disadvantaged individuals, including, for purposes of this definition, women.

Anticipatory to notification of additional FAA requirements and guidelines in this area, the successful Bidder will be required to submit annual reports of Disadvantaged Business Enterprise participation in the Lease/Contract herein. The Lafayette Airport Commission strongly encourages all LESSEES to develop a business listing of supply and equipment sources which qualify as Disadvantaged Business Enterprise firms and to thoroughly document purchases or leases accordingly.

Bidders/Contractors who are found to have not complied will hold the Lafayette Airport Commission harmless in the event of third party action and/or will otherwise be subject to prosecution by appropriate parties.

Bidders shall acknowledge this hold harmless provision by executing as provided on “APPENDIX G - DISADVANTAGED BUSINESS ENTERPRISE STATEMENT”, attached hereto and made a part hereof.

‘‘ APPENDIX A - AFFIDAVIT"

LEASE

INFRASTRUCTURE COMPLEX

S. F-. EVANGELINE THRUWAY -1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

STATE OF Louisiana	PARISH COUNTY OF Lafayette

Michael J. McCann, being first duly sworn, deposes and says:

INDIVIDUAL ONLY
That he is an individual doing business under the name of
, at
in the City of , Parish (County) of .
State of .
INDIVIDUAL ONLY: Affiant further says that the following is a complete and accurate list of the names and addresses of all persons interested in said proposed Lease.

NAME	ADDRESS

PARTNERSHIP ONLY

That he is the duly authorized representative of a partnership, doing business under the name of                      , in the City of                             , Parish (County) of                           , State of                     .

PARTNERSHIP ONLY: Affiant further says that the following is a complete and accurate list of the names and addresses of the members of said partnership.

NAME	ADDRESS

Affiant further says that said partnership is represented by the following resident agent(s) in the Parish of Lafayette.

NAME	ADDRESS

JOINT VENTURE ONLY

That he is the duly authorized representative of a Joint Venture, comprised of:

Individual ☐ Partnership ☐ Corporation ☐ or, Limited Liability Company ☐

Individual ☐ Partnership ☐ Corporation ☐ or, Limited Liability Company ☐

Individual ☐ Partnership ☐ Corporation ☐ or, Limited Liability Company ☐

Individual ☐ Partnership ☐ Corporation ☐ or, Limited Liability Company ☐

Complete “AFFIDAVIT” as applicable for INDIVIDUAL, PARTNERSHIP, CORPORATION and or LIMITED LIABILITY COMPANY for each Participant in the Joint Venture (This “AFFIDAVIT’ may be photocopied, as necessary).

CORPORATION ONLY

That he is the duly authorized, qualified, and acting officer of Petroleum Helicopters, Inc., a corporation organized and existing under the laws of the State of Louisiana, and duly qualified to do business in the State of Louisiana, and that said corporation is filling herewith a Bid Proposal to the LAC in conformity with the attached specifications.

CORPORATION ONLY: Affiant further says that the following is a complete and accurate list of the officers and directors of said corporation,

CEO/PRESIDENT	Carroll W. Suggs
COO	Ben Schrick
SECRETARY	Robert D. Cummiskey, Jr.
CFO/TREASURER	Michael J. McCann
DIRECTORS	Carroll W. Suggs
(Attach additional sheets, as necessary)	Leonard M. Horner
Bruce N. Whitman
James W. McFarland
Thomas H. Murphy
LAFAYETTE MANAGER(S) or AGENT(S)	Louis B. Gary

and that the following officers are duly authorized to execute contracts on behalf of said corporation:

NAME	OFFICE	ADDRESS
Carroll W. Suggs
Ben Schrick
Michael J. McCann

Affiant further says that said corporation is represented by the following registered agent(s) in the Parish of Lafayette, State of Louisiana:

NAME	ADDRESS
N/A

LIMITED LIABILITY COMPANY ONLY

That he is the duly authorized, qualified, and acting            of             , a Limited Liability Company organized and existing under the laws of the State of              , and duly qualified to do business in the State of Louisiana, and that said Limited Liability Company is filing herewith a Bid Proposal to the LAC in conformity with the attached specifications.

LIMITED LIABILITY COMPANY ONLY: Affiant further says that the following is a complete and accurate list of the managers and members of said limited liability company,

MANAGER(S)
MANAGER(S)
MEMBER(S)
MEMBER(S)
MEMBER(S)
(Attach additional sheets, as necessary)

LAFAYETTE
MANAGER(S) or
AGENT(S)

and that the following managers are duly authorized to execute contracts on behalf of said limited liability company:

NAME	OFFICE	ADDRESS

Affiant further says that said limited liability company is represented by the following registered agent(s) in the Parish of Lafayette, State of Louisiana:

NAME	ADDRESS

Affiant further says: that the Bid filed herewith is not made in the interest of, or on behalf of, any undisclosed person, partnership, company or association, organization, corporation or limited liability company; that such Bid is genuine and not collusive or sham; that said interested party has not directly or indirectly, induced or solicited, any other interested party to put in a false or sham Bid, and has not, directly or indirectly, colluded, conspired, connived or agreed with any interested party, or anyone else, to put in a sham Bid, or that anyone shall refrain from submitting a Bid; that said interested party has not, in any manner, directly or indirectly, sought by agreement, communication or conference with anyone, to fix the price of said Bid or the Bid of any other interested party, or to fix any overhead, profit or cost element of such Bid, or the Bid of any other interested party, or to secure any advantage against the LAC, or anyone interested in the proposed Lease; that all statements contained in such Bid are true; that said Bid, or any breakdown thereof, or the contents thereof, or divulged information therein, or data relative thereto, was not paid for, nor was there agreement to pay, directly or indirectly, any money or any other valuable consideration for assistance, or aid rendered, or to be rendered in procuring, or attempting to procure the Lease above referred to; and further, that any interested party will not pay, or agree to pay, directly or indirectly, any money, or any other valuable consideration, to any corporation, partnership, company, association or organization, or to any member or agent thereof, or to any other individual for aid or assistance in securing the Lease above referred to in the event the same is awarded.

Further, Affiant saith not.
BIDDER: Petroleum Helicopters, Inc. (Individual, Partnerslip, Corporation, Limited Liability Company Name)
(Signature, in ink) BY: Michael J. McCann TITLE: Chief Financial Officer

SWORN TO AND SUBSCRIBED in my presence, this      day of         , 19   .

NOTARY PUBLIC Lafayette , Parish State of Louisiana MY commission expires with life

“APPENDIX B - BID PROPOSAL”

LEASE

INFRASTRUCTURE COMPLEX

S. E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

TO THE LAFAYETTE AIRPORT COMMISSION, 200 TERMINAL DRIVE, LAFAYETTE, LOUISIANA 70508-2159:

Gentlemen:

In accordance with your published invitation to receive Bids at 2.00 p.m., local time, on Tuesday, January 05, 1999, the undersigned authority proposes the following, to wit:

To Lease a certain parcel of ground and the facilities and improvements to be constructed thereon located at the Lafayette Regional Airport, for use as:

helicopter transportation, training, and overhaul facility, in accordance with INSTRUCTIONS TO BIDDERS, the Lease, and other documents attached hereto and made a part hereof.

LEASED PREMISES: A certain parcel of ground located at 2201 S. E. EVANGELINE THRUWAY measuring approximately 27.5 acres at Lafayette Regional Airport and the facilities and improvements to be constructed thereon, with such limitations and restrictions as are more fully described in the BID PROPOSAL DOCUMENT.

TERM OF LEASE: The Primary term of the Lease shall be for a period of twenty (20) years, commencing on the date of initial occupancy which is to be mutually agreed upon between the parties. The parties shall enjoy three (3), successive five (5) year option terms to be mutually agreed.

BID AMOUNT: The LAC is requiring a minimum Bid of no less than:

LAND RENTAL @ ZERO and 11/100 ($0.11) DOLLARS per square foot;

PORCHES AND SHED AREAS @ ONE and 215/100 ($1.215) DOLLARS per square foot; and,

BUILDINGS AND FACILITY AREAS @ TWO and 43/100 ($2.43) DOLLARS per square foot.

This rental may be adjusted annually, on the anniversary of this Agreement in accordance with the changes reflected in the Consumer Price Index, U. S. City Average, All Items, OR as may be determined by fair market rental value appraisal, all as provided in the Lease Agreement.

The Bidder declares that he has examined the entire “BID PROPOSAL DOCUMENT” and the facilities and hereby proposes and submits the following:

BIDDER:	Petroleum Helicopters, Inc.

acknowledges receipt of ADDENDA:	No. ,	dated:
	No. ,	dated:
	No. ,	dated:

BID SECURITY: (Attached, in the sum of $3,600.00:

Three Thousand Six Hundred and no/100 Dollars ($3,600.00) is to become the property of the Lafayette Airport Commission in the event the executed Lease/Contract, Certificate(s) of Insurance and Performance Bond, as may be applicable, are not provided to the LAC within the time set forth, as Liquidated Damages for the delay and additional work caused thereby.

THE FOLLOWING IS BID FOR THE FIRST YEAR OF THE PRIMARY TERM FOR LEASE OF THE FACILITIES AT THE LAFAYETTE REGIONAL AIRPORT:

LAND RENTAL - $ $0.11	per square foot
(figures)
ZERO and 11/100 DOLLARS	per square foot
(written amount)
PORCHES, SHEDS & DECKS AREAS = $ $1.215	per square foot
(figures)
ONE AND 215/100 DOLLARS	per square foot
(written amount)

BUILDINGS AND FACILITY AREAS = $ 2.43	per square foot
(figures)
TWO and 43/100 DOLLARS	per square foot
(written amount)

NO ERASURE, ALTERATION, OR ADDITIONS MAY BE MADE TO THE BID FORM AS SUCH MAY INVALIDATE
THE PROPOSAL.

The LAC reserves the right to reject any and all Bids. Should this proposal be accepted, it is expressly agreed and understood that the undersigned Bidder will execute a Lease/Contract, all in accordance with said specifications and attachments and in the form and content as prepared and presented as “APPENDIX D - LEASE - S. E EVANGELINE THRUWAY - 1998”.

— PLEASE TYPE —
DATE: 1/5/99

BIDDER:	Petroleum Helicopters, Inc.
(Individual, Partnership, Joint Venture, Corporation or Limited Liability Company Name)

AUTHORIZED SIGNATORY:
If Bidder is a Partnership - the Signalory must be identified as a “Member of the Firm” or as “Partner”. It Bidder is a Joint Venture - the Title of the Signatory must be stated and the appropriate Corporate Resolutions, authorizing Joint Venture. submittal of the bid and designating authorized representative, must be affixed on the following page. If Bidder is a Corporation - the Title of the Officer must be stated and the Corporate Resolution, authorizing submittal of this bid, must be affixed, as provided on the following page. If Bidder is a Limited Liability Company, the signatory must be identified as a manager of the Limited Liability Company and a copy of the Articles of Organization of the Limited Liability Company along with a current annual report must be attached.

BY: Michael J. McCann	TITLE: Chief Financial Officer

BUSINESS ADDRESS:	113 Borman Drive

Lafayette, LA 70508

WITNESSES:

BD-INFCMPLX◆98>13

“APPENDIX C - QUALIFICATION FORM”

LEASE

INFRASTRUCTURE COMPLEX

S.E. EVANGELINE THRUWAY - 1998

LAFAYETTE REGIONAL AIRPORT

LAFAYETTE, LOUISIANA

This Qualification Form must be completed for each Prime AND Sub-Lessee(s) participating in this Bid Proposal. This form may be photocopied, as necessary.

INSTRUCTIONS:

Bidder must present evidence that it is fully competent and has the necessary facilities, experience and pecuniary resources to fulfill the conditions of this Lease. To provide the LAC with information on this point, Bidder must submit as part of this Bid, information stipulated on this “APPENDIX C - QUALIFICATION FORM”. In addition, certain minimum financial and experience requirements must be met in order for a Bid to be considered. Any Bidder unable to qualify with the minimum requirements may be disqualified.

Failure to submit this “QUALIFICATION FORM” with all questions completely answered will be grounds for disqualification of the Bid Proposal, at the option of the LAC.

MINIMUM FINANCIAL EXPERIENCE REQUIRED:

The Bidder submitting this Bid warrants that:

1.	That the Individual, firm, partnership, corporation or limited liability company making this Bid has been in continuous existence for a period of fifty (50) years; and,

2.

That the Bidder has been financially successful in conducting an air transportation business offering services to the private & public (public/private) sector; that this experience, and it’s financial resources, adequately qualify him to conduct a/an air transportation business at the LRA.

The LAC may, in it’s sole discretion, in lieu of the experience and financial requirements, accept an unconditional guaranty or unconditional letter of credit (in a form acceptable to LAC) from a financial institution, approved by the LAC, which would secure the LAC in full performance of all of the terms and conditions of this Lease and payment of all monies due, and in the event of default and/or termination, the LAC will receive payment from the Guarantor of all amounts due.

INFORMATION TO BE FURNISHED
Date Submitted: 1/5/99

Submitted By: Petroleum Helicopters, Inc.

As an (Check One): Individual ☐ Partnership ☐ Joint Venture ☐ Corporation ☐ Limited Liability Company ☐

Principal Office Address: 113 Borman Drive

Lafayette, LA 70508 Phone Number: 318-235-2452

Official Representative: (name, title & address) Michael J. McCann

Chief Financial Officer

113 Borman Drive, Lafayette, LA 70508 Phone Number: 318-235-2452

IF AN INDIVIDUAL, ANSWER THE FOLLOWING:

Full Legal Name:

Place of Residency:
Street Address

City	Parish/County	State	Zip Code

Length of Residency (that City or Parish/County):

Mailing Address (if different than residency):

Doing Business As (If Applicable):

Since (Month and Year):	Social Security Number:

IF A JOINT VENTURE, ANSWER, AS APPLICABLE, FOR INDIVIDUAL, PARTNERSHIP, CORPORATION AND/OR LIMITED LIABILITY COMPANY FOR EACH PARTICIPANT IN THE JOINT VENTURE (This “Qualification Form” may be photocopied, as necessary).

IF A PARTNERSHIP, ANSWER THE FOLLOWING:

Date of Organization:	☐ General OR ☐ Limited, Partnership

Agreement Recorded:
	Parish/County	State	Date Recorded

Name And Address Of Each Partner And Percentage:
NAME	ADDRESS	PERCENTAGE

IF A CORPORATION, ANSWER THE FOLLOWING:
1949	Delaware
When Incorporated: 1994	In what State: Louisiana
If other than Louisiana, attach proof, to this page, that Bidder, as a Corporation, is qualified to do business in Louisiana

President & CEO Carroll W. Suggs

Vice President COO Ben Schrick

Secretary Robert D. Cummiskey, Jr.

Treasurer & CFO Michael J. McCann

IF A LIMITED LIABILITY COMPANY, ANSWER THE FOLLOWING:

When Organized:	In what State:
If other than Louisiana, attach proof, to this page, that Bidder, as a Limited Liability Company, is qualified to do business in Louisiana

Manager(s)

Member(s)

INFORMATION BELOW TO BE COMPLETED BY ALL BIDDERS:

1.	Number of years experience the Bidder has in the respective operations:
	TYPE OF OPERATION	YEARS OF EXPERIENCE

	Contract Operations, Maintenance, Training for helicopters		50 years

2.	Give the names and location of places (City, Parish/County and State) at which your organization has operated the above mentioned businesses (listed at No. 1), together with the dates of operation:
	OPERATION NAME	LOCATION	DATES
	PHI, Lafayette, LA (Lafayette Parish)		1949 to date
	PHI, Morgan City, LA (St. Mary Parish)		1956 to date
	PHI, Cameron, LA (Cameron Parish)		1956 to date
	PHI, Intracoastal City, LA (Vermilion Parish)		1956 to date
	PHI, New Orleans, LA (Jefferson Parish)		1949 to date
	PHI, Venice, LA (Plaquemine Parish)		1958 to date
3.	Stale approximately the largest gross receipts your organization has realized from the operation of the mentioned facilities at any one place in any one year.

UNITED STATES OF AMERICA

State of Louisiana

Fox McKeithen
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that
PETROLEUM HELICOPTERS, INC.

A Delaware corporation domiciled at Wilmington,

I further certify that the records of this Office indicate the corporation has paid all fees due the Secretary of State, and so far as the Office of the Secretary of State is concerned is in good standing and is authorized to do business in this State.

CERTIFICATE OF AUTHORITY	February 18, 1949
AMENDMENT	September 20, 1954
AMENDMENT	April 12, 1956
AMENDMENT	September 3, 1965
AMENDMENT	February 21, 1969
12:308 REPORT	May 30, 1974

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

July 27, 1988

Fox McKeithen

Secretary of State

CERTIFICATE SS 102 S (R-3/88)

UNITED STATE OF AMERICAiox ajtKettiitn SECRETARY OF TATUB A Delaware corporat ion’ domiciled at Wilmington, & Filed charter and qualified to do business in this State on February 18, .1949, I I further certify that the records of this Office indicate the j due the secretary of standing and off he Secretary of state is concerned is in 7 good standing and is authorized to do business in this State. i further certify that this Certificate is not intended to reflect the financial condition of this corporation since this X L information is not available from the records of’.this Office. f i further that the following is a list of documents on fe file in this Office for this corporation:iiup AHEMHEmTE E authoritylII february 18 1949 amendment .,1956 AMENDMENT april 12 1956 AMENDMENT September 3. 1965 12-308 REPORT February 21, 1969. 12:308 REPORT May30 1974 tn anc Aanzlcauieci iAeS qio m.y b| 102 S (H-XWi) rea

$13,814,000	Location

Year 1998

4.	List below, the names and addresses of the Lessor, for the five (5) operations listed in Item 2 above (list in ranking order from the highest gross receipts to the lowest): OPERATION LESSOR & ADDRESS

PHI, Lafayette, LA
PHI, Intracoastal City, LA
PHI, Morgan City, LA
PHI, Venice, LA
PHI, New Orleans, LA
PHI, Cameron, LA
5.	Have any leases for these operations held by your organization ever been canceled?
YES ☐ NO ☐

If YES, give details:

6.	BANK REFERENCES:
BANK ADDRESS

Whitney National Bank	New Orleans, LA
Bank One	New Orleans, LA
NationsBank	Dallas, TX

7.	The latest annual financial statement of Bidder or Guarantor, certified by an Independent Certified Public Accountant, must be furnished together with the most recent balance sheet, not more than ninety (90) days old.

8.	The LAC has reserved the right to accept the proposal which, in the judgment of the LAC and even though it does not offer the highest direct financial return, is nevertheless deemed the most advantageous to the public Interest and taxpayers of Lafayette Parish and the LAC.

In order to provide the LAC with information to make this determination, Bidder shall furnish the following information:

1997 Ad Valorem Taxes: $221,889.59

1997 Lafayette Parish and/or City of Lafayette Sales Taxes: $ 33,365.60

Current number of employees in Lafayette. Louisiana: 750 (approximately)

Current Annual Payroll In Lafayette, Louisiana: $37.5 million (Lafayette only)

BIDDER: Petroleum Helicopters, Inc.
(Individual, Partnership, Joint Venture, Corporation or Limited Liability Company Name)

(Signature, in ink)
BY:	Michael J. McCann
TITLE:	Chief Financial Officer

AFFIX HERETO THE CORPORATION RESOLUTION(S)

AUTHORIZING EXECUTION OF THE FOREGOING BID PROPOSAL

EXTRACT OF UNANIMOUS CONSENT

OF

THE BOARD OF DIRECTORS

OF

PETROLEUM HELICOPTERS, INC.

I, the undersigned Secretary of Petroleum Helicopters, Inc., do hereby certify that I am the keeper of the corporate records and minutes of the proceedings of the Board of Directors of said Corporation, and that effective the 18th day of December, 1998, the following resolutions was duly and lawfully adopted:

WHEREAS, the Corporation is in the process of responding to a Bid Proposal Document received from the Lafayette Airport Commission dated November 25, 1998 for the Lease of Infrastructure Complex, S. E. Evangeline Thruway - 1998, Lafayette Regional Airport, Lafayette, Louisiana, and

WHEREAS, said Bid Proposal Document requires a corporate resolution authorizing execution of the bid proposal, it is hereby

RESOLVED, that the following officers of Petroleum Helicopters, Inc., Carroll W. Suggs, President and Chief Executive Officer, Ben Schrick, Chief Operating Officer, and Michael J. McCann, Chief Financial Officer and Treasurer, are duly authorized to complete, sign and return to the Lafayette Airport Commission a bid in response to the Bid Proposal Document, and

FURTHER RESOLVED, that any one of these officers are duly authorized to execute contracts on behalf of the Corporation relative to said “Lease.”

New Orleans, Louisiana, this 18th day of December, 1998.

/s/ Robert D. Cummiskey
Robert D. Cummiskey
Secretary

COMPANY

SEAL